                                                                   EXHIBIT 10.7D

                     AMENDED AND RESTATED CREDIT AGREEMENT


                         $250,000,000 REVOLVING CREDIT


                          AND COMPETITIVE BID FACILITY


                                     AMONG


                         BARRETT RESOURCES CORPORATION,


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           Individually and as Agent,


                            THE CHASE MANHATTAN BANK
                        as Competitive Bid Auction Agent


                                      AND


                        THE OTHER BANKS SIGNATORY HERETO



                               November 12, 1997

                               TABLE OF CONTENTS


                                   ARTICLE I

                  DEFINITIONS AND ACCOUNTING TERMS..............................   2
SECTION 1.01.  Certain Defined Terms............................................   2
SECTION 1.02.  Accounting Terms.................................................  23
SECTION 1.03.  Interpretation...................................................  23

                                  ARTICLE II

            COMMITMENTS, BORROWING BASE DETERMINATIONS, COMPETITIVE
                              BID FACILITY......................................  24
SECTION 2.01....................................................................  24
SECTION 2.02.  Borrowing Base...................................................  25
SECTION 2.03.  Borrowing Procedure for Loans....................................  26
SECTION 2.04.  Minimum Amount and Maximum Number of LIBOR Rate Borrowings.......  28
SECTION 2.05.  Issuing the Letters of Credit....................................  28
SECTION 2.07.  Conversions or Continuation of Borrowings........................  32
SECTION 2.08.  Fees.............................................................  33
SECTION 2.09.  Notes............................................................  33
SECTION 2.10.  Interest on Loans and Payment Dates..............................  33
SECTION 2.11.  Interest on Overdue Amounts......................................  34
SECTION 2.12.  Voluntary Termination and Reduction of the Total Commitment......  34
SECTION 2.13.  Voluntary Prepayment of Loans....................................  35
SECTION 2.14.  Mandatory Payments on Loans; Borrowing Base Deficiency...........  35
SECTION 2.15.  Alternate Rate of Interest.......................................  36
SECTION 2.16.  Change in Circumstances..........................................  37
SECTION 2.17.  Change in Legality...............................................  38
SECTION 2.18.  Funding Losses...................................................  39
SECTION 2.19.  Method of Payments Pro Rata Treatment............................  39
SECTION 2.20.  Taxes............................................................  40
SECTION 2.21.  Sharing of Payments and Setoffs..................................  41
SECTION 2.22.  Limitation on Reimbursement; Mitigation..........................  42
SECTION 2.23.  Replacement of Banks.............................................  42
SECTION 2.24.  Use of Proceeds..................................................  43
SECTION 2.25.  Extension of Maturity Date.......................................  43

                                  ARTICLE III

               CONDITIONS PRECEDENT..........................................  44
SECTION 3.01.  Conditions Precedent to the Loans.............................  44
SECTION 3.02.  Additional Conditions Precedent...............................  45
SECTION 3.03.  General.......................................................  46


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES................................  46
SECTION 4.01.  Organization; Corporate Powers................................  46
SECTION 4.02.  Authority.....................................................  46
SECTION 4.03.  Use of Proceeds...............................................  47
SECTION 4.04.  No Conflict...................................................  47
SECTION 4.05.  Gas Balancing Agreements and Advance Payment Contracts........  47
SECTION 4.06.  Oil and Gas Interests.........................................  47
SECTION 4.07.  Ownership of Properties Generally.............................  48
SECTION 4.08.  No Defaults...................................................  48
SECTION 4.09.  Financial Position; No Material Adverse Change................  48
SECTION 4.10.  Litigation; Adverse Effects...................................  49
SECTION 4.11.  ERISA.........................................................  49
SECTION 4.12.  Payment of Taxes..............................................  49
SECTION 4.13.  Environmental Matters.........................................  49
SECTION 4.14.  Governmental Regulation.......................................  50
SECTION 4.15.  Disclosure....................................................  51
SECTION 4.16.  Subsidiaries..................................................  51
SECTION 4.17.  Solvency......................................................  51
SECTION 4.18.  Business......................................................  51
SECTION 4.19.  Material Contracts............................................  51
SECTION 4.20.  Licenses, Permits, Etc........................................  51
SECTION 4.21.  Fiscal Year...................................................  52

                                   ARTICLE V

               AFFIRMATIVE COVENANTS.........................................  52
SECTION 5.01.  Information...................................................  52
SECTION 5.02.  Business of Borrower..........................................  54
SECTION 5.03.  Corporate Existence...........................................  54
SECTION 5.04.  Right of Inspection...........................................  54
SECTION 5.05.  Maintenance of Insurance......................................  54
SECTION 5.06.  Payment of Taxes and Claims...................................  54
SECTION 5.07.  Compliance with Laws and Documents............................  55
SECTION 5.08.  Operation of Properties and Equipment.........................  55
SECTION 5.09.  Environmental Indemnity.......................................  55
SECTION 5.10.  ERISA Reporting Requirements..................................  56
SECTION 5.11.  Consolidation of Assets.......................................  56
SECTION 5.12.  Additional Documents..........................................  57

                                  ARTICLE VI
               NEGATIVE COVENANTS............................................  57
SECTION 6.01.  Indebtedness and Accommodation Obligations....................  57
SECTION 6.02.  Restrictions on Distributions.................................  58
SECTION 6.03.  Negative Pledge...............................................  58
SECTION 6.04.  Consolidation, Mergers and Acquisitions; Fundamental Changes..  58
SECTION 6.05.  Investments...................................................  59
SECTION 6.06.  Transactions with Affiliates..................................  59
SECTION 6.07.  Agreements....................................................  60
SECTION 6.08.  Sales of Assets...............................................  60
SECTION 6.09.  ERISA Compliance..............................................  60
SECTION 6.10.  Sales and Leasebacks..........................................  60
SECTION 6.11.  Margin Regulation.............................................  61
SECTION 6.12.  Amendment to Organizational Documents.........................  61
SECTION 6.13.  Fiscal Year; Fiscal Quarter...................................  61
SECTION 6.14.  Hedge Transactions............................................  61

                                  ARTICLE VII

               EVENTS OF DEFAULT.............................................  62
SECTION 7.01.  Events of Default.............................................  62
SECTION 7.02.  Remedies......................................................  64
SECTION 7.03.  Indemnity.....................................................  64

                                  ARTICLE VIII
               THE AGENT.....................................................  65
SECTION 8.01.  Authorization and Action......................................  65
SECTION 8.02.  Agent's Reliance; Exculpatory Provisions, Etc.................  65
SECTION 8.03.  The Agents in their Individual Capacity and Affiliates........  66
SECTION 8.04.  Bank Credit Decision..........................................  66
SECTION 8.05.  Indemnification and Reimbursement.............................  66
SECTION 8.06.  Successor Agents..............................................  67
SECTION 8.07.  Notice of Default.............................................  67
SECTION 8.08.  Delegation of Duties..........................................  68

                                  ARTICLE IX
               MISCELLANEOUS.................................................  69
SECTION 9.01.  Amendments and Waivers........................................  69
SECTION 9.02.  Notices, Etc..................................................  70
SECTION 9.03.  No Waiver; Remedies Cumulative................................  70
SECTION 9.04.  Costs, Expenses and Taxes.....................................  70
SECTION 9.05.  Right of Setoff...............................................  71
SECTION 9.06.  Governing Law.................................................  72
SECTION 9.07.  Interest......................................................  72
SECTION 9.08.  Survival of Representations and Warranties....................  73
SECTION 9.09.  Binding Effect................................................  73
SECTION 9.10.  Successors and Assigns; Participations........................  73

SECTION 9.11.  Separability............................................. 75
SECTION 9.12.  Confidentiality.......................................... 76
SECTION 9.13.  Marshaling; Recapture.................................... 76
SECTION 9.14.  Representation by the Banks.............................. 76
SECTION 9.15.  No Third Party Beneficiaries............................. 77
SECTION 9.16.  Execution in Counterparts................................ 77
SECTION 9.17.  Jurisdiction; Consent to Service of Process.............. 77
SECTION 9.18.  Credit Agreement Governs Conflicts....................... 77
SECTION 9.19.  FINAL AGREEMENT OF THE PARTIES........................... 77


SCHEDULES
---------

4.10    Description of Existing Litigation
4.11    List of Benefits under ERISA
4.13    Description of Environmental Matters
4.16    Description of Subsidiaries
4.19    Description of Material Contracts
6.01    Description of Existing Indebtedness
6.05    Description of Existing Investments
6.06    Description of Transactions with Affiliates


EXHIBITS
--------

Exhibit A  -  Form of Assignment and Assumption
Exhibit B  -  Form of Borrowing Request
Exhibit C  -  Form of Committed Note
Exhibit D  -  Form of Competitive Bid Administrative Questionnaire
Exhibit E  -  Form of Competitive Note
Exhibit F  -  Form of Notice of Conversion or Continuance
Exhibit G  -  Form of Legal Opinion of Borrower's Counsel
Exhibit H  -  Form of Competitive Bid Request
Exhibit I  -  Form of Notice to Banks of Competitive Bid Request
Exhibit J  -  Form of Competitive Bid
Exhibit K  -  Form of Confidentiality Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 12, 1997 is entered into among BARRETT RESOURCES CORPORATION, a Delaware corporation ("Borrower"), the Banks (as hereinafter defined), TEXAS COMMERCE BANK NATIONAL
  --------
ASSOCIATION, a national banking association ("TCB") acting in its capacity as
                                              ---
agent for the Banks (in such capacity, the "Agent") and THE CHASE MANHATTAN
                                            -----
BANK, a New York state banking corporation ("Chase") acting in its capacity as
                                             -----
competitive bid auction agent for the Banks (in such capacity, the "Competitive
                                                                    -----------
Bid Auction Agent").
-----------------

                             PRELIMINARY STATEMENTS

     WHEREAS, Borrower, the financial institutions party thereto (the "Banks")
                                                                       -----
and the Agent have heretofore entered into a Revolving Credit Agreement dated as of July 19, 1995 (the "Original Credit Agreement") providing for, among other
                       -------------------------
things, revolving credit loans to be made by the Banks to Borrower in a principal amount not to exceed $200,000,000.00 in the aggregate at any time outstanding on the terms and subject to the conditions therein set forth; and

     WHEREAS, pursuant to document entitled First Amendment to Revolving Credit Agreement dated as of October 31, 1996 (the "First Amendment"), duly executed
                                             ---------------
and delivered by the Borrower, the Agent and the Banks, the Original Credit Agreement was amended as set forth therein;

     WHEREAS, pursuant to document entitled Second Amendment to Revolving Credit Agreement dated as of February 1, 1997 (the "Second Amendment"), duly executed
                                             ----------------
and delivered by the Borrower, the Agent and the Banks, the Original Credit Agreement was further amended as set forth therein;

     WHEREAS, pursuant to document entitled Waiver and Consent dated as of February 1, 1997 (the "Consent"), duly executed and delivered by the Borrower,
                       -------
the Agent and the Banks, the Original Credit Agreement was further amended as set forth therein (the Original Credit Agreement as amended through the First Amendment, the Second Amendment and the Consent is herein referred to as the "Credit Agreement");
-----------------

     WHEREAS, the Borrower has requested that the Banks extend additional credit to the Borrower, as more particularly set forth herein;

     WHEREAS, the Banks have agreed to extend such additional credit to the Borrower upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Borrower, the Agent and the Banks desire to further amend and to restate in its entirety the Credit Agreement in order to provide for such additional credit among other matters as more fully provided hereinbelow:

          NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto agree that the Credit Agreement is hereby amended and restated, effective as of the Effective Date, to read in its entirety as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Certain Defined Terms.  As used in this Credit Agreement,
                     ---------------------
the following terms shall have the following meanings:

     "Accommodation Obligation," as applied to Borrower or any of its
      ------------------------
Subsidiaries, means any Contractual Obligation, contingent or otherwise, of Borrower or such Subsidiary of Borrower with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by Borrower or such Subsidiary of Borrower, or in respect of which Borrower or such Subsidiary of Borrower is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received.

     "Advance Payment Contract" means any contract (other than a Hedge
      ------------------------
Transaction) whereby Borrower or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by Borrower or any of its Subsidiaries and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the
                                             -------- ----
standard provisions in any gas sales or purchase contract or any similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affected Bank" shall have the meaning specified in Section 2.23 hereof.
      -------------                                      ------------

     "Affiliate" means, when used with respect to any Person, each other Person
      ---------
that directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than fifty percent (50%) of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

     "Agent" shall have the meaning assigned to that term in the introduction to
      -----
this Credit Agreement and shall include any successor agent appointed in accordance with Section 8.06 of this Credit Agreement.
                ------------

     "Alternate Base Rate Borrowing" means a Borrowing comprised of Alternate
      -----------------------------
Base Rate Loans.

     "Alternate Base Rate Loan" means any Loan bearing interest at a rate
      ------------------------
determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
              ----------

     "Alternate Base Rate" means, for any day, a rate per annum (rounded
      -------------------
upwards, if necessary, to the next 1/100 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate"
                           ----                                    ----------
means, as of a particular date, the prime rate of interest per annum most recently announced by the Agent and thereafter entered in the minutes of the Agent's Loan and Discount Committee, automatically fluctuating upward or downward with and at the time specified in each such announcement without notice to Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is announced; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer; "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York for such day on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.
If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable LIBOR Margin" means, on any day with respect to any LIBOR Rate
      -----------------------
Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Rating (and in certain cases, the ratio of Funded Debt to EBITDA) as of the close of business on the preceding Business Day:

                                                      Applicable LIBOR
     Rating (S&P/Moody's)                                  Margin
     ------                                                ------

     BBB+/Baa1 and higher                                  0.185
     BBB/Baa2                                              0.215
     BBB-/Baa3                                             0.250
     BB+/Bal if the ratio of Funded Debt to EBITDA
          is less than or equal to 2.5 to 1.0              0.325
     BB+/Bal if the ratio of Funded Debt to EBITDA
          is greater than 2.5 to 1.0                       0.425
     BB/Ba2                                                0.450
     BB-/Ba3                                               0.625

Notwithstanding the foregoing, at all times that a Borrowing Base Deficiency shall exist and is continuing for more than 30 days, the Applicable LIBOR Margins provided for in this definition shall each be increased by adding 1.00%.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit A attached hereto.
            ---------

     "Available Commitment" means, at any time, the lesser of (a) the Total
      --------------------
Commitment or (b) the Borrowing Base at that time.

     "Bank" means each of the financial institutions whose name appears on the
      ----
signature pages to this Credit Agreement and the Persons which from time to time become a party hereto in accordance with Section 9.10.
                                         ------------

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 as codified under
      ---------------
11 U.S.C. (S)101, et seq.

     "Benefit Plan" means any employee benefit plan subject to Title IV of ERISA
      ------------
maintained by Borrower or any ERISA Affiliate with respect to which Borrower or such ERISA Affiliate has a fixed or contingent liability.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States.

     "Borrower" shall have the meaning specified in the introduction to this
      --------
Credit Agreement.

     "Borrowing" means a borrowing comprised of a group of Loans of the same
      ---------
Type made to Borrower on the same date by the Banks (or resulting from conversions or continuations on a given date pursuant to Section 2.07), having,
                                                         ------------
in the case of LIBOR Rate Loans, the same Interest Period.

     "Borrowing Base" means, at the particular time in question, the amount
      --------------
determined by the Agent and the Required Banks in accordance with the provisions of Section 2.02, provided, however, that in no event shall the Borrowing Base
   ------------
exceed the Total Commitment.

     "Borrowing Base Notice" means a written notice sent to Borrower by the
      ---------------------
Agent notifying Borrower of the Borrowing Base determined by the Banks for the upcoming Borrowing Base Period.

     "Borrowing Base Period" means (a) initially, the period from the Effective
      ---------------------
Date to, but excluding, May 1, 1998; and (b) thereafter, each six month period beginning on November 1 or May 1 of each year.

     "Borrowing Base Quarter" means the period from the Effective Date through
      ----------------------
January 31, 1998, and each subsequent three-month period beginning with the first day of August, November, February or May during the term of this Credit Agreement.

     "Borrowing Date" means, with respect to each Borrowing, the Business Day
      --------------
upon which the proceeds of such Borrowing are made available to Borrower by the Banks.

     "Borrowing Request" means, with respect to each Borrowing, a request made
      -----------------
pursuant to Section 2.03 which request shall be in the form of Exhibit B.
            ------------                                       ---------

     "Business Day" means any day (other than a day which is a Saturday, Sunday
      ------------
or legal holiday in the State of Texas on which banks are open for business in Houston, Texas; provided, however, that, when used in connection with a LIBOR
                --------  -------
Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the interbank eurodollar market.

     "Capital Lease" means, when used with respect to any Person, any lease in
      -------------
respect of which the obligations of such Person constitute Capitalized Lease Obligations.

     "Capitalized Lease Obligations" means, when used with respect to any
      -----------------------------
Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

     "Cash Equivalents" means, when used in connection with Borrower or any
      ----------------
Subsidiary of Borrower, such Borrower's or such Subsidiary's Investments in:

          (a) Government Securities due within one year from the date of acquisition thereof;

          (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by S&P, in each case due within one year from the date of acquisition thereof;

          (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by a Bank or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such bank, in each case maturing within one year from the date of acquisition thereof;

          (d) Readily marketable commercial paper of a Bank or such Bank's holding company or of any other bank or bank holding company given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by S&P, in each case, maturing within one year from the date of acquisition thereof; and

          (e) "Money-market mutual funds" investing solely in instruments of the types described in subparagraphs (a) through (d) above.

     "Code" means Internal Revenue Code of 1986, as amended from time to time,
      ----
and the regulations promulgated thereunder.

     "Commitment" means, as to any Bank, the obligation, if any, of such Bank to
      ----------
make Committed

Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Sections
                                                                       --------
2.12 or 9.10).
-------------

     "Commitment Percentage" means, as to any Bank, a fraction (expressed as a
      ---------------------
percentage), the numerator of which shall be the amount of such Bank's Commitment set forth on the signature pages hereto, and the denominator of which shall be the Total Commitment.

     "Committed Loans" means the loans provided for in Section 2.1 hereof.
      ---------------                                  -----------

     "Committed Notes" means the promissory notes of the Borrower evidencing the
      ---------------
Committed Loans, in the form of Exhibit C hereto, together with all renewals,
                                ---------
extensions, modifications and replacements thereof and substitutions therefor.

     "Communications" shall have the meaning specified in Section 9.02.
      --------------                                      ------------

     "Competitive Bid" means an offer by a Bank to make a Competitive Loan
      ---------------
pursuant to Section 2.06 hereof.
            ------------

     "Competitive Bid Administrative Questionnaire" means a questionnaire
      --------------------------------------------
substantially in the form of Exhibit D hereto.
                             ---------

     "Competitive Bid Auction Agent" means The Chase Manhattan Bank, a New York
      -----------------------------
state banking corporation.

     "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank
      --------------------
pursuant to Section 2.06 hereof, the fixed rate of interest, in each case,
            ------------
offered by the Bank making such Competitive Bid.

     "Competitive Bid Request" shall have the meaning ascribed to such term in
      -----------------------
Section 2.06 hereof.
------------

     "Competitive Loans" means loans provided for in Section 2.06 hereof.
      -----------------                              ------------

     "Competitive Notes" means the promissory notes of the Borrower evidencing
      -----------------
the Competitive Loans, in the form of Exhibit E hereto, together with all
                                      ---------
renewals, extensions, modifications and replacements thereof and substitutions therefor.

     "Consolidated" shall refer to the consolidation of any Person, in
      ------------
accordance with GAAP, with its properly Consolidated Affiliates. Reference to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Affiliates.

     "Consolidated Assets" means, when used with respect to Borrower, all items
      -------------------
which should be classified as assets on the Consolidated financial statements of Borrower delivered to the Agent pursuant to Section 5.01, all as determined in
                                            ------------
conformity with GAAP.

     "Consolidated Capitalization" means, when used with respect to Borrower an
      ---------------------------
amount equal to the
sum of (i) Consolidated Equity plus (ii) Funded Debt.
                               ----

     "Consolidated Equity" means, with respect to Borrower, at anytime, the
      -------------------
Consolidated Assets of Borrower less the Consolidated Liabilities of Borrower.
                                ----

     "Consolidated Liabilities" means, when used with respect to Borrower, all
      ------------------------
items which should be classified as liabilities on the Consolidated financial statements of Borrower delivered to the Agent pursuant to Section 5.01, all as
                                                          ------------
determined in conformity with GAAP.

     "Consolidated Net Income" means, for any period, the net earnings (or loss)
      -----------------------
after taxes of Borrower and its Subsidiaries on a Consolidated basis for such period determined in conformity with GAAP.

     "Consolidated Tangible Net Worth" means, with respect to Borrower, at any
      -------------------------------
time, the Consolidated Equity of Borrower, at such time, less the Consolidated Intangible Assets of Borrower at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining Consolidated Equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expenses.

     "Contractual Obligation" as applied to any Person, means any provision of
      ----------------------
any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

     "Credit Agreement" means this Amended and Restated Credit Agreement dated
      ----------------
as of November 12,1997, among Borrower, the Agent and the each of the Banks, as said agreement may be amended, modified, supplemented, and/or extended from time to time.

     "Credit Exposure" shall have the meaning specified in Section 9.10(b)
      ---------------                                      ---------------
hereof.

     "Debtor Relief Laws" means the Bankruptcy Code and all other applicable
      ------------------
dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any Event of Default or the occurrence of any event or
      -------
condition which would with the giving of any requisite notice and/or the passage of time or both constitute an Event of Default.

     "Default Rate" means the interest rate described in Section 2.11.
      ------------                                       ------------

     "Designated Borrowing Base" means an amount determined by Borrower for each
      -------------------------
Borrowing Base Quarter, of which Borrower gives notice to the Agent within five
(5) Business Days (i) after Borrower's receipt of a Borrowing Base Notice, or
(ii) prior to the beginning of the next subsequent Borrowing Base Quarter during a Borrowing Base Period; which amount shall be equal to or greater than the Designated Borrowing Base Floor Amount, but less than 100 percent (100%) of the Borrowing Base for the then current Borrowing Base Period; provided, that the
                                                           --------
Designated Borrowing Base may be adjusted from time
to time pursuant to the terms and provisions of Sections 2.02 and 2.12 of this
                                                ----------------------
Credit Agreement, and provided, further that Borrower may decrease the Designated Borrowing Base only (i) at the beginning of each Borrowing Base Quarter to an amount equal to or greater than the Designated Borrowing Base Floor Amount or (ii) in accordance with the provisions of Section 2.12 hereof.
                                                          ------------
The initial Designated Borrowing Base for the first Borrowing Base Quarter is $100,000,000.

     "Designated Borrowing Base Floor Amount" means the greater of (i)
      --------------------------------------
$100,000,000 and (ii) seventy-five percent (75%) of the Borrowing Base then in effect.

     "Distribution" means any dividend payable in cash or property with respect
      ------------
to any shares of capital stock of Borrower or any Subsidiary of Borrower (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of Borrower or any Subsidiary of Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of Borrower or and Subsidiary of Borrower; provided, however, that the following shall not be
                        --------  -------
considered "Distributions" for purposes of this Agreement: (a) purchases and sales of Borrower's securities pursuant to Borrower's 401(k) Plan, (b) the issuance of 150,000 shares of Borrower's common stock pursuant to the Operating Agreement, and (c) the issuance by Borrower of securities or rights pursuant to the Rights Agreement and the conversion of those securities or the exercise of those rights.

     "Dollars" and the symbol "$" means the lawful currency of the United
      -------
States.

     "EBITDA" shall mean net earnings (excluding gains and losses on sales and
      ------
retirement of assets, non-cash write downs, and charges resulting from accounting convention changes) before deduction for federal and state taxes, interest expense (including capitalized interest), or depreciation, depletion and amortization expense, all determined in accordance with GAAP.

     "Effective Date" means the date on which all of the conditions precedent to
      --------------
the making of the Loans set forth in Section 3.01 are first satisfied or waived
                                     ------------
by the Banks and the initial Loans are made.

     "Eligible Assignee" means any of (i) a Bank or any Affiliate of a Bank;
      -----------------
(ii) a commercial bank organized under the laws of the United States, or any state thereof having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country having total assets in excess of $1,000,000,000, provided that such bank is acting through its main
                             --------
office or a branch or agency located in the country in which it is organized or another country which is also a member of the OECD having total assets in excess of $1,000,000,000; (iv) the central bank of any country which is a member of the OECD or (v) a finance company, insurance company or other financial institution or fund having total assets in excess of $1,000,000,000, provided that a holder,
                                                         --------
either directly or indirectly, of capital stock or of any right to acquire capital stock of Borrower or any Affiliate of Borrower shall not be an Eligible Assignee.

     "Environmental Laws" means any federal, state or local statute, code,
      ------------------
ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

          (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Substances, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

          (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Substances (or of equipment or apparatus containing Hazardous Substances); or

          (iii) otherwise relating to pollution or the protection of human health or the environment.

     "Environmental Liabilities" means, with respect to any Person, any and all
      -------------------------
liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding) , whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

     "Environmental Lien" means a Lien in favor of any Governmental Authority
      ------------------
for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

     "ERISA" means the United States Employee Retirement Income Security Act of
      -----
1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means any (i) corporation which is a member of the same
      ---------------
controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Borrower, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower or (iv) other Person required to be aggregated with Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

     "Eurocurrency Liabilities" shall have the meaning assigned to that term in
      ------------------------
Regulation D.

     "Event of Default" shall have the meaning specified in Section 7.01.
      ----------------                                      ------------

     "Existing Litigation" means all actions, suits, proceedings, governmental
      -------------------
investigations or
arbitrations disclosed in Schedule 4.10 hereto.
                          -------------

     "Facility Fee Percentage" shall mean, on any date, the applicable per annum
      -----------------------
percentage set forth at the appropriate intersection in the table shown below, based on the Rating as of the close of business on the preceding Business Day:

                                                            Facility Fee
     Rating (S&P/Moody's)                                    Percentage
     ------                                                  ----------

     BBB+/Baa1 and higher                                     0.090
     BBB/Baa2                                                 0.110
     BBB-/Baa3                                                0.150
     BB+/Bal if the ratio of Funded Debt to EBITDA
          is less than or equal to 2.5 to 1.0                 0.175
     BB+/Bal if the ratio of Funded Debt to EBITDA
          is greater than 2.5 to 1.0                          0.200
     BB/Ba2                                                   0.300
     BB-/Ba3                                                  0.375

     "FC Energy" means FC Energy Finance I, Inc., a wholly owned subsidiary of
      ---------
The First National Bank of Chicago.

     "FDIC" means the Federal Deposit Insurance Corporation (or any successor).
      ----

     "Federal Funds Effective Rate" shall have the meaning specified in the
      ----------------------------
definition of the term "Alternate Base Rate".
                        -------------------

     "Fiscal Quarter" means a three-month period ending on the last day of
      --------------
December, March, June or September of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any
      -----------
year.

     "Funded Debt" of any Person means, without duplication, Indebtedness in any
      -----------
of the following categories:

     (a) Indebtedness for borrowed money, including the Obligations;

     (b) Indebtedness constituting an obligation to pay the deferred purchase price of property;

     (c) Indebtedness evidenced by a bond, debenture, note or similar instrument; and

     (d) Indebtedness owing under direct or indirect guaranties of Funded Debt of any other Person (without duplication if such Person is Borrower or any Subsidiary of Borrower and such guaranteed Funded Debt is described in clauses (a), (b) or (c) above) or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Funded Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Funded

         Debt, assets, goods, securities or services), but excluding (i) endorsements in the ordinary course of business of negotiable instruments in the course of collection and (ii) bonds in favor of the United States of America or any state securing obligations to plug abandoned wells and to clean up and restore the land on which such wells are located;

provided, however, that the "Funded Debt" of any Person shall not include
--------  -------
Indebtedness that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

     "Funding Banks"  shall have the meaning specified in Section 2.03(d)
      -------------                                       ---------------
hereof.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are consistent with those applied in the preparation of the financial statements of Borrower referred to in Section 4.09(a).
                                                ---------------

     "Gas Balancing Agreement" means any agreement or arrangement whereby
      -----------------------
Borrower or any of its Subsidiaries or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Interests in which Borrower or any of its Subsidiaries have a right to take more than its proportionate share of production therefrom.

     "Government Securities" means readily marketable direct full faith and
      ---------------------
credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

     "Governmental Approval" means any authorization, consent, approval,
      ---------------------
license, lease, ruling, permit, certification, exemption, filing for, or registration by or with any Governmental Authority required of or by Borrower or any Subsidiary of Borrower in connection with (i) the execution, delivery and performance of the Loan Documents by any of such Persons and the borrowing of any funds under this Credit Agreement, (ii) the validity or enforceability of the Loan Documents and the exercise by the Agent or any Bank of its rights and remedies thereunder, (iii) the acquisition, maintenance, ownership and operation of the Oil and Gas Interests and (iv) the consummation of the Merger.

     "Governmental Authority" means any nation or government, any federal,
      ----------------------
state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Substances" means (1) hazardous materials, hazardous wastes, and
      --------------------
hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R.. (S)172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and

Liability Act, 42 U.S.C. (S)9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., as amended; the Clean Air Act, 42 U.S.C.
(S)7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C.
(S)1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C.
(S)651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. (S)300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C.
(S)1671 et seq., as amended; (2) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Texas, Colorado, Kansas, Wyoming, New Mexico, Oklahoma or Louisiana and in comparable local governmental regulations in such states; (3) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (4) Hydrocarbons; (5) natural gas, synthetic gas, and any mixtures thereof; (6) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

     "Hedge Transaction" means a transaction pursuant to which Borrower or any
      -----------------
of its Subsidiaries hedge the price to be received by them for future production of Hydrocarbons, including price swap agreements under which Borrower or its Subsidiaries agree to pay a price for a specified amount of Hydrocarbons determined by reference to a recognized market on a specified future date and the contracting counterparty agrees to pay Borrower or its Subsidiaries a fixed price for the same or similar amount of Hydrocarbons; provided, that "Hedge Transaction" shall not include the purchase by Borrower or any of its Subsidiaries of any "floor" or similar transactions by means of which such Person protects itself from declining prices for its production without fixing any ceiling price for such production.

     "Highest Lawful Rate" means, as of a particular date and as to any Bank,
      -------------------
the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by such Bank in connection with its Loans.

     "Hostile Acquisition" means any transaction in which Borrower or its
      -------------------
Subsidiaries, directly or indirectly, purchases or offers to purchase or acquire, in any transaction or series of transactions, an aggregate of 5% or more of the equity securities or controlling interest of any Person, for any type of consideration, without the prior written consent of such Person's management and Board of Directors or controlling body.

     "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate,
      ------------
liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

     "Immaterial Mineral Interests" shall have the meaning assigned to that term
      ----------------------------
in Section 4.06 hereof.
   ------------

     "Indebtedness" means as to Borrower or any Subsidiary of Borrower, all
      ------------
obligations and liabilities of Borrower or such Subsidiary of Borrower to any other Person including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Indebtedness includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of property or services, except trade accounts payable within 90 days and arising in the ordinary course of business, (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (but shall not include any Indebtedness guaranteed, or bonds posted to state and/or federal agencies incurred in the ordinary course of business in conjunction with Borrower's oil and gas operations but shall include Environmental Liabilities or liabilities to the PBGC), (iv) obligations and liabilities secured by a Lien upon property owned by Borrower or a Subsidiary of Borrower, whether or not such Borrower or Subsidiary of Borrower has assumed such obligations and liabilities and the amount of which Indebtedness shall not exceed the fair market value of the property subject to such Lien if Borrower or Subsidiary of Borrower has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any Capital Lease, (vi) all net payments or amounts owing by Borrower or Subsidiary of Borrower in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interest, exchange rate or commodity hedging arrangements and (vii) liabilities in respect of unfunded vested benefits under Benefit Plans. The Indebtedness of Borrower or Subsidiary of Borrower shall include the Indebtedness of any partnership or joint venture in which Borrower or Subsidiary of Borrower is a general or venture partner. The Indebtedness of Borrower or any Subsidiary of Borrower shall not include trade payables and expense accruals incurred or assumed in the ordinary course of Borrower's or such Subsidiary's business (including trade payables and expense accruals of any partnership or joint venture in which Borrower or any Subsidiary of Borrower is a general or venture partner), provided, such payables have not remained unpaid for a period of ninety (90) days after the same became due unless Borrower or such Subsidiary is diligently contesting same in good faith.

     "Initial Reserve Report" means the report covering the material Oil and Gas
      ----------------------
Interests of Borrower dated December 31, 1996, prepared by Borrower and reviewed by Ryder Scott, true and correct copies of which have been furnished by Borrower to the Banks.

     "Initial Financial Statements" means collectively the audited annual
      ----------------------------
Consolidated financial statements of Borrower dated as of December 31, 1996, and the quarterly Consolidated financial statements of Borrower dated as of June 30, 1997, copies of which Initial Financial Statements have heretofore been delivered by Borrower to the Banks.

     "Interest Payment Date" means any date interest is due pursuant to the
      ---------------------
provisions of Section 2.10(b) hereof.
              ---------------

     "Interest Period" means:
      ---------------

          (a) With respect to any LIBOR Rate Loan, the period commencing on (i) the date such Loan is made or converted into or continued as a LIBOR Rate Loan or (ii) in the case of a roll-over to a successive Interest Period, the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.03 or
                                                                 ---------------
     2.07 hereof, except that each such Interest Period which commences on any
     ----
     day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last day of the appropriate subsequent calendar month.

          (b) With respect to any Alternate Base Rate Loan, the period commencing on the date such Loan is made and ending on the last day of the next succeeding Fiscal Quarter.

          (c) With respect to any Competitive Loan, the period commencing on the date such Loan is made and ending on the date specified in the Competitive Bid in which the offer to make the Competitive Loan was extended; provided,
                                                                       ---------
     however, that each such period shall have a duration of not less than seven
     -------
     calendar days or more than, if available, 360 calendar days.

     Notwithstanding the foregoing: (i) no Interest Period applicable to any LIBOR Rate Loan or any Competitive Loan may commence before and end after the date of any scheduled reduction in the Commitments if, after giving effect thereto, the aggregate principal amount of the LIBOR Rate Loans or Competitive Loans which have Interest Periods which end after such reduction date shall be greater than the aggregate principal amount of the Commitments scheduled to be in effect after such reduction date, (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Rate Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
     Day); (iii) no Interest Period applicable to any LIBOR Rate Loan or any Competitive Loan shall extend beyond the Maturity Date, and (iv) no Interest Period for any LIBOR Rate Loans shall have a duration of less than one month and, if the Interest Period therefor would otherwise be a shorter period, such Loans shall not be available hereunder.

     "Investment" means, as applied to Borrower or a Subsidiary of Borrower, any
      ----------
direct or indirect purchase or other acquisition by Borrower or such Subsidiary of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by Borrower or such Subsidiary to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to Borrower or such Subsidiary in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

     "IRS" means the Internal Revenue Service or any successor agency.
      ---

     "Issuing Bank(s)" means any Bank hereunder designated as the Issuing
      ---------------
Bank(s) by Borrower.

     "Lending Office" means, with respect to each Bank, the branch or branches
      --------------
(or Affiliate or Affiliates) from which such Bank's LIBOR Rate Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which payments of principal of, and interest on, such Bank's LIBOR Rate Loans or Alternate Base Rate Loans are made.

     "Letter of Credit Application" means the application to the Issuing Bank(s)
      ----------------------------
by Borrower for the issuance of a Standby Letter of Credit.

     "Letter of Credit" means a Standby Letter of Credit requested to be issued
      ----------------
under the Commitment.

     "Letter of Credit Commitment" means with respect to each Bank, the lesser
      ---------------------------
of (a) such Bank's Commitment Percentage of $50,000,000 and (b) such Bank's Commitment.

     "Letter of Credit Liabilities" means, at any time and in respect of any
      ----------------------------
Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit.

     "LIBOR Rate Borrowing" means a Borrowing comprised of LIBOR Rate Loans.
      --------------------

     "LIBOR Rate Loan" means any Loan bearing interest at a rate determined by
      ---------------
reference to the LIBOR Rate in accordance with the provisions of Article II.
                                                                 ----------

     "LIBOR Rate" means, with respect to each LIBOR Rate Borrowing and with
      ----------
respect to the related Interest Period, the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) determined pursuant to the following formula:

                                  LIBOR (Unadjusted)
                         -------------------------------
     LIBOR Rate  =       1.00 - LIBOR Reserve Percentage

     "LIBOR Reserve Percentage" of any Bank with respect to any Interest Period
      ------------------------
for any LIBOR Rate Loan of such Bank means the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including Eurocurrency Liabilities having a term approximately equal or comparable to such Interest Period.

     "LIBOR (Unadjusted)" means, with respect to each LIBOR Rate Borrowing and
      ------------------
the related Interest Period, the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) quoted by the Agent, in accordance with its customary practices, to be representative of the rates at which deposits of U.S. dollars are offered to the Agent at or about 11:00 am., London time, two Business Days prior to the first day of such Interest Period (by prime banks in the London interbank eurocurrency market which have been selected by the Agent in accordance with its customary practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of the Agent's Commitment Percentage of such LIBOR Rate Borrowing and for a period of time equal or comparable to the length of such Interest Period. LIBOR (Unadjusted), as determined by the Agent with respect to a particular LIBOR Rate Borrowing, shall be fixed at such rate for the duration of the associated Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
production payment, deposit, lien, charge, pledge, security interest, claim or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan Documents" means this Credit Agreement, each of the Notes, the
      --------------
Letters of Credit, the Letter of Credit Applications and reimbursement agreements executed in connection therewith, each compliance certificate, each Notice of Conversion or Continuance, each Borrowing Request, all Reserve

Reports, all legal opinions and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with the Credit Agreement or any of the other foregoing documents, as the same may be amended, modified, supplemented or extended from time to time.

     "Loan(s)" means Committed Loans and Competitive Loans.
      -------

     "Margin Stock" shall have the meaning given to such term under Regulation
      ------------
U.

     "Material Adverse Effect" means (a) a material adverse effect on the
      -----------------------
business, assets, operations or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of Borrower or any of its Subsidiaries to perform timely any of its respective Obligations under any Loan Document to which it is or will be a party, or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

     "Material Contract" means any contract, agreement or instrument to which
      -----------------
Borrower or any of its Subsidiaries is a party (i) which calls for payments to or from Borrower or any Subsidiary of Borrower of an amount in excess of $15,000,000 during any twelve month period or (ii) pursuant to which Borrower or any Subsidiary of Borrower acquires any right to an interest in real or personal property or a right to obtain services if Borrower or such Subsidiary's inability to obtain any such right could reasonably be expected to result in a Material Adverse Effect.

     "Maturity Date" means September 30, 2002, or the earlier date of
      -------------
termination in whole of the Commitments or as extended pursuant to the provisions contained in Section 2.25 hereof.
                        ------------

     "Maximum Permissible Rate" shall have the meaning specified in Section 9.07
      ------------------------                                      ------------
hereof.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

     "Non-Funding Bank" shall have the meaning specified in Section 2.03(d)
      ----------------                                      ---------------
hereof.

     "Notes" means the Committed Notes and the Competitive Notes.
      -----

     "Notice of Conversion or Continuation" means a Notice of Conversion or
      ------------------------------------
Continuation in the form of Exhibit F signed by a Responsible Officer of
                            ---------
Borrower.

     "Obligations" means all obligations, liabilities and indebtedness of every
      -----------
nature of Borrower and its Subsidiaries from time to time owing to any Bank under any Loan Document to which Borrower or such Subsidiary is a party, including, without limitation, (a) the due and punctual payment of (x) the principal of and interest on the Loans, and Letter of Credit Liabilities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against Borrower or any of its Subsidiaries under the Bankruptcy Code and all other applicable Debtor Relief Laws and (y) all other monetary obligations of Borrower and its Subsidiaries to any Bank under this Credit Agreement and each of the other Loan Documents to which Borrower or such Subsidiary is a party, including any and all fees, costs, expenses and indemnities and (b) the due and punctual performance of all other obligations of Borrower and its Subsidiaries under this Credit Agreement and each other Loan Document to which Borrower or such Subsidiary is a party. "Obligation" means any part of the Obligations.

     "Oil and Gas Interests" means any and all rights, estates, titles and
      ---------------------
interests in any oil and gas wells, oil, gas, sulphur and other mineral leaseholds and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by Borrower or its Subsidiaries, directly or indirectly together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

     "Opinion of Borrower's Counsel" means the written legal opinion of Bearman
      -----------------------------
Talesnick & Clowdus Professional Corporation, legal counsel to Borrower and its Subsidiaries, substantially in the form attached hereto as Exhibit G, to be
                                                           ---------
delivered to the Agent pursuant to Section 3.01(a)(vi) of the Credit Agreement.
                                   -------------------

     "Operating Agreement" means the Operating Agreement of the Barrett Piceance
      -------------------
LLC dated March 28, 1997 between Borrower and VECO Drilling, Inc.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to all or any of its functions under ERISA.

     "Permitted Liens" means with respect to Borrower or any Subsidiary of
      ---------------
Borrower:

     (a) Liens (if any) securing the Notes in favor of the Banks;

     (b) Inchoate Liens securing obligations for labor, services, materials and supplies with respect to the Oil and Gas Interests in the ordinary course of business which are not delinquent or for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a risk of loss or forfeiture prior to judgment which could reasonably be expected to result in a Material Adverse Effect;

     (c) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a risk of loss or forfeiture prior to judgment which could reasonably be expected to result in a Material Adverse Effect;

     (d) Imperfections and irregularities in title to any property which in the aggregate do not materially impair the marketability or use of such property for the purposes for which it is or may reasonably be expected to be held;

     (e) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

     (f) Non-consensual Liens imposed by Law, including carrier's, mechanics',
                                              ---------
         landlord's, warehousemen's or other similar Liens, other than those
                                                            ----------
         described in clauses (b) or (c) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being diligently contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves with respect thereto are maintained on its books in accordance with GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture prior to judgment;

     (g) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (h) Liens consisting of deposits of property to secure the performance of bids, trade contracts (other than for Indebtedness or Hedge Transactions), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (i) Lease burdens payable to third parties which are either (i) deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profit interests, production payment, carried interest or reversionary working interest which has been disclosed to the Agent in writing, or
         (ii) which burden properties which are not included in the Reserve Reports;

     (j) Dedication of net acreage to satisfy third party contractual obligations of Borrower or any Subsidiary of Borrower with respect to the purchase and sale of Hydrocarbons of a scope and nature customary in the oil and gas industry (excluding production payments unless permitted pursuant to Section 6.08 hereof and Hedge Transactions).
                               ------------

     (k) Liens arising under operating, pooling or unitization agreements of a scope and nature customary in the oil and gas industry.

     (l) Purchase money Liens upon or in any property acquired by Borrower or any of its Subsidiaries in the ordinary course of business to secure the deferred portion of the purchase price of such property or any indebtedness incurred to finance the acquisition of such property provided, however, that (i) no such Lien shall be extended to cover
         --------  -------
         property other than the property being acquired (ii) the Indebtedness secured thereby is permitted pursuant to Section 6.01(g).
                                                  ---------------

     (m) Liens arising under, in connection with or related to farm-out, farm-in, joint operating or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, incurred in the ordinary course of business and to the extent such Liens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties and (z) the proceeds of such Hydrocarbons.

     (n) All other non-consensual Liens arising in the ordinary course of Borrower's or such Subsidiaries' business or incidental to the ownership of their properties;

provided that no Permitted Lien referred to above shall (i) secure Indebtedness
--------
except for Indebtedness permitted under Section 6.01 (a) or (g) hereof or (ii)
                                        -----------------------
in the aggregate materially detract from the marketability of the material Oil and Gas Interests covered by the Reserve Reports or materially impair the use thereof in the operation of the business of Borrower or such Subsidiary.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

     "Plains" means Plains Petroleum Company, a Delaware corporation and a
      ------
wholly-owned subsidiary of Barrett.

     "Plains Operating" means Plains Petroleum Operating Company, a Delaware
      ----------------
corporation and a wholly owned Subsidiary of Plains.

     "Prime Rate" shall have the meaning specified in the definition of the term
      ----------
"Alternate Base Rate."

     "Proved Developed Behind Pipe Hydrocarbon Reserves" means Proved
      -------------------------------------------------
Hydrocarbon Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

     "Proved Developed Non-Producing Hydrocarbon Reserves" means the summation
      ---------------------------------------------------
of Proved Developed Behind Pipe Hydrocarbon Reserves and Proved Developed Shut-in Hydrocarbon Reserves.

     "Proved Developed Producing Hydrocarbon Reserves" means those Proved
      -----------------------------------------------
Hydrocarbon Reserves which are recoverable from completion intervals currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

     "Proved Developed Shut-in Hydrocarbon Reserves" means Proved Hydrocarbon
      ---------------------------------------------
Reserves that are recoverable from completion intervals open as of the date of estimation, but which are not producing as of such date.

     "Proved Hydrocarbon Reserves" means those recoverable Hydrocarbons which
      ---------------------------
have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplement natural reservoir including (1) pressure maintenance,
(2) cycling and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

     "Proved Reserves" means the meaning assigned to that term in Section
      ---------------                                             -------
2.02.2(a) hereof.
---------

     "Proved Undeveloped Hydrocarbon Reserves" means Proved Hydrocarbon Reserves
      ---------------------------------------
that are recoverable (i) by new wells on undrilled acreage, (ii) by replacement wells on previously drilled and producing acreage or (iii) from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Hydrocarbon Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Hydrocarbon Reserves for other undrilled units are Proved Undeveloped Hydrocarbon Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     "Public Indenture" means the Indenture, dated as of February 1, 1997,
      ----------------
entered into between Borrower and Bankers Trust Company, as Trustee.

     "Rating" shall mean the senior debt rating for the Borrower publicly
      ------
announced by S&P's Ratings Group or Moody's Investors Service, Inc. In the event the ratings are not equivalent, the higher rating shall be treated as the "Rating" hereunder.

     "Redetermination Date" shall have the meaning specified in Section
      --------------------                                      -------
2.02.2(b) hereof.
---------

     "Register" shall have the meaning specified in Section 9.10(f) hereof.
      --------                                      ---------------

     "Regulation D" means Regulation D of the Board (respecting reserve
      ------------
requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation G" means Regulation G of the Board (respecting margin credit
      ------------
extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board (respecting margin credit
      ------------
extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board (respecting borrowers who
      ------------
obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Obligations" shall mean, as at any date, the obligations of
      -------------------------
the Borrower then outstanding in respect of Letters of Credit under this Credit Agreement, to reimburse the Agent for the account of the applicable Issuer for the amount paid by the applicable Issuing Bank in respect of any drawing under such Letter of Credit.

     "Release" means any release, spill, emission, leak, injection, deposit,
      -------
disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any real property of Borrower or any Subsidiary of Borrower, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater and/or land which could reasonably be expected to form the basis of an Environmental Liability against Borrower or any Subsidiary of Borrower.

     "Remedial Action" means actions to (i) clean up, remove, treat or in any
      ---------------
other way address Hazardous Substances in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Replacement Bank" means, in any circumstance where a Bank is to be
      ----------------
replaced pursuant to Section 2.23, (i) any other Bank or (ii) any Eligible
                     ------------
Assignee.

     "Reportable Event" means any of the events described in Section 4043 or
      ----------------
Section 4068(f) of ERISA for which the thirty (30) day notice requirement of 29 C.F.R. (S) 2615.3 has not been waived.

     "Required Banks" means Banks having greater than 66-2/3% of the aggregate
      --------------
principal amount of the Loans and the Letter of Credit Liabilities, or, if no Loans or Letters of Credit Liabilities are outstanding, Banks having greater than 66-2/3% of the aggregate amount of the Commitments.

     "Requirements of Law" means any federal, state or local law, rule or
      -------------------
regulation, permit or other binding determination of any Governmental Authority applicable to Borrower or any of its Subsidiaries or any of their respective properties or assets.

     "Restricted Subsidiaries" means Plains and Plains Operating.
      -----------------------

     "Reserve Report" shall have the meaning given to that term in Section
      --------------                                               -------
2.02.2(a).
---------

     "Responsible Officer" means, as to any Person, the President, any Executive
      -------------------
Vice President, any Senior Vice President or Secretary of such Person.

     "Revolving Credit Outstandings" means, as at any date of determination
      -----------------------------
thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

     "Rights Agreement" means the Rights Agreement dated August 5, 1997 between
      ----------------
Borrower and BankBoston, N. A. concerning Borrower's rights plan, as amended from time to time.

     "S&P" means Standard & Poor's Corporation.
      ---

     "Sharing Percentage" means, as to any Bank, a fraction (expressed as a
      ------------------
percentage), the numerator of which shall be the sum of such Bank's (i) aggregate outstanding principal balance of all Loans to Borrower held by such Bank at such time plus (ii) aggregate participation in the unfunded portion of
                  ----
Letters of Credit then outstanding plus (iii) aggregate participation in
                                   ----
payments made by the Issuing Bank(s) in respect of Letters of Credit and not theretofore reimbursed by Borrower or deemed a Loan pursuant to Section 2.05(d),
                                                                ---------------
and the denominator of which shall be the Revolving Credit Outstandings.

     "Standby Letter of Credit" means a Letter of Credit which represents an
      ------------------------
obligation to the beneficiary on the part of the Issuing Bank(s) (a) to repay money borrowed by or advanced to or for the account of Borrower or any of its Subsidiaries or (b) to make payment on account of any indebtedness undertaken by Borrower or any of its Subsidiaries or (c) to make payment on account of any default by Borrower or any of its Subsidiaries in the performance of an obligation.

     "Subsidiary" means as of any date of determination and with respect to any
      ----------
Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

     "TCB" means Texas Commerce Bank National Association, a national banking
      ---
association.

     "Termination Event" means (i) a Reportable Event with respect to any
      -----------------
Benefit Plan (other than a "reportable event" that is not subject to the provision for 30 days notice to the PBGC); (ii) the withdrawal of Borrower from a Benefit Plan during a plan year in which Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on Borrower under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the occurrence of an event described in Section 4068(f) of ERISA with respect to a Benefit Plan.

     "Trust" means the Barrett 1997 Trust created or to be created pursuant to
      -----
the Trust Agreement.

     "Trust Agreement" means the Trust Agreement For The Barrett 1997 Trust
      ---------------
entered into or to be entered into between and among FC Energy Finance I, Inc., a wholly-owned subsidiary of The First National Bank of Chicago, Borrower and certain of Borrower's Subsidiaries, a draft of which has been provided to Agent.

     "Total Commitment" means the aggregate of the Commitments as the same may
      ----------------
be reduced from time to time pursuant to Section 2.12 or Section 2.23.
                                         ------------    ------------

     "Type," of a Loan refers to the determination whether such Loan is a LIBOR
      ----
Rate Loan, a Competitive Loan or an Alternate Base Rate Loan.

     "UCP" shall have the meaning specified in Section 2.05(b) hereof.
      ---                                      ---------------

     "Uinta Properties" means the Oil and Gas Interests of Borrower and certain
      ----------------
of its Subsidiaries located in the Uinta Basin, which consist of all of the Oil and Gas Interests of Borrower and its Subsidiaries in Duchesne and Uintah Counties, Utah.

     "Unfunded Portion" shall have the meaning specified in Section 2.03(d)
      ----------------                                      ---------------
hereof.

     "United States" and "U.S." each means United States of America.
      -------------       ----

     "Utilized Percentage of Borrowing Base" means on any date the Revolving
      -------------------------------------
Credit Outstandings on such day divided by the Available Commitment on such day.

     "Withholding Taxes" shall have the meaning provided in Section 2.20(a).
      -----------------                                     ---------------

      SECTION 1.02.  Accounting Terms.  All terms of an accounting or financial
                     ----------------
nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any
      --------  -------
covenant set forth in Article VI, such terms shall be construed in accordance
                      ----------
with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited financial statements referred to in Section 4.09(a).
               ---------------

      SECTION 1.03.  Interpretation.
                     --------------

     (a)  In this Credit Agreement, unless a clear contrary intention appears:

          (i)    the singular number includes the plural number and vice versa;

          (ii)   reference to any gender includes each other gender;

          (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Credit Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

          (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

          (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

     (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit Agreement.

     (c) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                  ARTICLE II

            COMMITMENTS, BORROWING BASE DETERMINATIONS, COMPETITIVE
                                 BID FACILITY.

      SECTION 2.01.  Commitments.
                     -----------

     (a) Committed Loans.  From time to time on or after the Effective Date and
         ---------------
up to but excluding the Maturity Date, each Bank shall make Committed Loans under this Section 2.1(a) to the Borrower in an aggregate principal amount at
           --------------
any one time outstanding (including its Commitment Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Bank's Commitment Percentage of the amount by which the Available Commitment exceeds the aggregate
                                                           -------
unpaid principal balance of all Competitive Loans and Letter of Credit Liabilities from time to time outstanding. Subject to the conditions herein, the amount of any such Committed Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Credit Agreement; provided, that any
                                                           --------
and all such Committed Loans shall be due and payable in full on or before the Maturity Date.

     (b) Letters of Credit.  Subject to the terms and conditions hereof, and on
         -----------------
the condition that aggregate Letter of Credit Liabilities shall never exceed $50,000,000, the Borrower shall have the right, in addition to Committed Loans provided for in this Section 2.1 (a), to utilize the Commitments from time to
                     ---------------
time from and after the Effective Date up to but excluding the Maturity Date by obtaining the issuance of letters of credit for the account of the Borrower and on behalf of the Borrower by the applicable Issuing Bank if the Borrower shall so request in its Borrowing Request (such letters of credit being collectively referred to as the "Letters of Credit"). Upon the date of the issuance of a
                   -------------------
Letter of Credit, the applicable Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. Subject to the terms and conditions hereof, upon the request of the Borrower, if TCB is the designated Issuing Bank, TCB shall issue the applicable Letter of Credit and if any other Bank is the designated Issuing Bank, such Bank may, but shall not be obligated to, issue such Letter of Credit. No Letter of Credit may be issued if after giving effect thereto the Revolving Credit Outstandings would exceed the Available Commitment. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the amount then available for drawings under such Letter of Credit.

      SECTION 2.02.  Borrowing Base.
                     --------------

     2.02.1    Initial Borrowing Base.  During the period from the Effective
               ----------------------
Date to the first Redetermination Date, the Borrowing Base shall be $115,000,000.

     2.02.2    Subsequent Determinations of the Borrowing Base. (a)  Prior to
               -----------------------------------------------
March 1 and September 1 of each year, commencing September 1, 1997, Borrower shall furnish to each Bank a report (herein called a "Reserve Report") in form
                                                      --------------
and substance reasonably satisfactory to each Bank, which Reserve Report shall be dated as of the next preceding December 31 or June 30, as the case may be, and shall review at least 80% of the Proved Reserves attributable to the Oil and Gas Interests of Borrower and its Subsidiaries, shall set forth the Proved Developed Producing Hydrocarbon Reserves, Proved Developed Behind Pipe Hydrocarbon Reserves, Proved Developed Shut-In Hydrocarbon Reserves and Proved Undeveloped Hydrocarbon Reserves (the "Proved Reserves") attributable to the Oil
                                       ---------------
and Gas Interests and a projection of the rate of production and net income with respect to the Proved Reserves as of the date of such Reserve Report, all in accordance with the guidelines published by the Securities and Exchange Commission. Each Reserve Report to be submitted prior to March 1 in each such year shall be prepared by the Borrower and reviewed by Ryder Scott or such other independent petroleum engineer acceptable to the Required Banks. Each Reserve Report to be submitted prior to September 1 in each year may be limited to information prepared by personnel of Borrower which shall provide the current status of the information set forth in the immediately preceding Reserve Report.

     (b) The "Borrowing Base" from time to time in effect hereunder shall be the maximum aggregate amount of credit which the Banks have determined to be available pursuant to the Total Commitment. The determination of such maximum aggregate amount of credit shall be made in good faith by all the Banks, in the exercise of their sole discretion and in accordance with their respective customary practices and standards for oil and gas loans, which may include varying (from Bank to Bank) (A) assumptions regarding appropriate existing and projected pricing, (B) assumptions modifying projected rates of future production and/or quantities of future production, (C) considerations related to the projected cash requirements of Borrower and its Subsidiaries assumed to be provided from production of the Oil and Gas Interests including present and future debt service of Borrower and/or Subsidiaries of Borrower, general and administrative expenses and distributions in respect of equity, and (D) such other considerations as each Bank deems appropriate, it being recognized that the ultimate determination to be reached is more predicated upon the aggregate amount of credit available hereunder which, at the time of the determination, each Bank determines should be available as reasonably expected to be repayable by Borrower, considering all then existing and projected other items which are expected to be payable or repayable, without undue risk of failure to timely repay. In connection with the redetermination of the Borrowing Base and upon receipt of each Reserve Report the Agent shall submit to the Banks in writing on or before April 5 or October 5, as the case may be, the Agent's recommendation as to the maximum aggregate amount of credit which the Agent has determined should be available to Borrower pursuant to the Total Commitment as of the next succeeding May 1 or November 1, as the case may be (each such date being a "Redetermination Date"). Each Bank shall submit to the Agent in writing on or
 --------------------
before April 15 or October 15, as the case may be, such Bank's approval or disapproval of the Agent's recommended

Borrowing Base and any such disapproval shall state the maximum Borrowing Base acceptable to such Bank. If the Agent has not received such notice from a Bank on or before the close of business on April 15 or October 15, as the case may be, such Bank shall be deemed to have approved the Agent's recommended Borrowing Base. If by any Redetermination Date the Agent has not received the approval of the Required Banks, then until the next Redetermination Date, the Borrowing Base shall be the lowest determination agreed to by the Required Banks. The Agent shall advise Borrower of the determination of the Borrowing Base by the Banks by providing Borrower a Borrowing Base Notice by April 25 and October 25 of each year; provided that if, due to any failure by Borrower to submit in a timely manner any Reserve Report or other information required to be submitted by Borrower hereunder or, if requested in writing by the Agent, any additional information or data needed in connection with a re-determination of the Borrowing Base or due to any other reason beyond the control of the Agent, the Agent does not provide a Borrowing Base Notice at the time described above, then, unless the Agent gives notice to Borrower of a new Borrowing Base, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice is sent to Borrower by the Agent; which Borrowing Base Notice shall be sent to Borrower by the Agent within thirty (30) days after the cessation or cure of the circumstances causing the Borrowing Base Notice to not be previously delivered in a timely manner, and the remainder of the procedures described in this Section 2.02 have been completed. Borrower
                                 ------------
shall have the right, by giving notice to the Agent (i) within five Business Days after its receipt of a Borrowing Base Notice for a Borrowing Base Period or
(ii) five (5) Business Days prior to the first day of the second Borrowing Base Quarter during any Borrowing Base Period, to elect to have a Designated Borrowing Base take effect for such Borrowing Base Quarter; provided that if Borrower has elected a Designated Borrowing Base for a Borrowing Base Quarter, Borrower may, at any time prior to the end of such Borrowing Base Quarter, by giving five Business Days' prior written notice to the Agent, elect to increase the Designated Borrowing Base for that Borrowing Base Quarter to an amount not greater than the amount originally included by the Agent in the Borrowing Base Notice for such Borrowing Base Period; provided further that if Borrower so elects to increase the Designated Borrowing Base, then all facility fees payable pursuant to Section 2.08 below with respect to the Borrowing Base Quarter in which such increase took place shall be calculated as if the increased Designated Borrowing Base had been in effect for the entire Borrowing Base Quarter.

      SECTION 2.03.  Borrowing Procedure for Loans.  (a) In order to effect a
                     -----------------------------
Borrowing(s), Borrower shall submit a Borrowing Request in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Agent, (i) in the case of a LIBOR Rate Borrowing, not later than 11:00 a.m., Houston, Texas time, three (3) Business Days before the Borrowing Date specified in the Borrowing Request for such proposed LIBOR Rate Borrowing(s) and (ii) in the case of an Alternate Base Rate Borrowing, not later than 12:00 noon, Houston, Texas time, on the Borrowing Date specified in the Borrowing Request for such proposed Alternate Base Rate Borrowing. Such Borrowing Request shall be irrevocable and shall in each case refer to this Credit Agreement and specify
(w) whether the Borrowing(s) then being requested are to be LIBOR Rate Borrowing(s), or Alternate Base Rate Borrowing(s), or a combination thereof, (x) the Borrowing Date of such Borrowing(s) (which shall be a Business Day), (y) the aggregate principal amount of such Borrowing(s) and (z) in the case of LIBOR Rate Borrowings, the Interest Periods with respect thereto. If no Interest Period with respect to any LIBOR Rate Borrowing(s) is specified in any such Borrowing Request, then Borrower shall be deemed to have selected a Interest Period of one (1) month's duration. The Agent shall promptly advise the Banks of any Borrowing Request given pursuant to this Section 2.03 and of each Bank's
                                                ------------
Commitment Percentage of the requested Borrowing(s) by telecopy (or telephone notice promptly confirmed in writing or by telecopy).

     (c) No later than 2:00 p.m., Houston, Texas time, on the Borrowing Date specified in each

Borrowing Request, each Bank will make available to the Agent its Commitment Percentage of the Loans comprising the Borrowing(s) requested to be made on such date, in Dollars and immediately available funds. Upon fulfillment of the applicable conditions set forth in Article III, the Agent will make the proceeds of each Borrowing so requested available to Borrower by crediting the amounts so received to a general deposit account maintained by Borrower with Texas Commerce Bank National Association, on the Borrowing Date or, if a Borrowing shall not occur on such Borrowing Date because any condition precedent specified in
Article III to this Credit Agreement shall not have been met, the Agent will return the amounts so received to the respective Banks as soon as practicable. All Borrowings shall be made by the Banks pro rata in accordance with such Bank's Commitment Percentage of the Loans comprising such Borrowing. Unless the Agent shall have received notice from a Bank prior to the date of any proposed Borrowing Date that such Bank will not make available to the Agent such Bank's Commitment Percentage of such Borrowing, the Agent may assume that such Bank has made its Commitment Percentage available to the Agent on such Borrowing Date in accordance with this paragraph (c) and the Agent, in reliance upon such assumption, may, (but under no circumstances shall the Agent be obligated to) make available to Borrower on such Borrowing Date a corresponding amount. If and to the extent that such Bank shall not have made its Commitment Percentage of such Borrowing available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent at the Federal Funds Effective Rate. Upon such Bank's repayment to the Agent of such corresponding amount, such amount shall constitute such Bank's Commitment Percentage of such Borrowing for purposes of this Credit Agreement.

     (d) If and to the extent that a Bank (the "Non-funding Bank") has not made
                                                ----------------
its Commitment Percentage of the Loans comprising a Borrowing (the "Unfunded
                                                                    --------
Portion") available to the Agent by the close of business on the specified
-------
Borrowing Date (whether or not the Agent has made available to the Borrower on the specified Borrowing Date a corresponding amount pursuant to Section 2.03 (c)
                                                                ----------------
above), the Agent shall notify Borrower of such event no later than 10:00 a.m., Houston time, the next succeeding Business Day. Provided that each of the Banks other than the Non-funding Bank (the "Funding Banks") have availability under
                                      -------------
their respective Available Commitments and no Default or Event of Default has occurred and is continuing, Borrower may submit a Borrowing Request by 12:00 noon, Houston time, to the Agent requesting a same day Borrowing comprised of Alternate Base Rate Loans in an amount equal to the Unfunded Portion. The Agent shall promptly notify the Funding Banks of the Borrowing Request. No later than 2:00 p.m., Houston time, each Funding Bank shall make available to the Agent its pro rata share (expressed as a percentage and determined by dividing the amount of such Funding Bank's Commitment by an amount equal to the Total Commitment minus the amount of the Non-funding Bank's Commitment) of the Unfunded Portion,
-----
in Dollars and in immediately available funds. If the Agent did not make available to the Borrower the Unfunded Portion pursuant to Section 2.03(c), then
                                                           ---------------
the Agent shall make the proceeds of said Borrowing available to the Borrower by crediting the amounts so received to a general deposit account maintained by Borrower with the Agent. If the Agent did make available to Borrower the Unfunded Portion pursuant to Section 2.03(c), then the Agent shall apply the
                             ---------------
amounts so received to the repayment of the Unfunded Portion advanced by the Agent. The Commitment Percentages of the Funding Banks with respect to the affected Borrowing and to the Borrowing requested under this Section 2.03(d)
                                                             ---------------
shall be adjusted to reflect the amounts so advanced by the Funding Banks. Notwithstanding anything contained herein, if Borrower requests a funding under this Section 2.03(d), then Borrower shall exercise one of the two options given
     ---------------
to Borrower in Section 2.22 within sixty (60) days from the date Borrower
               ------------
requests a funding under this Section 2.03(d); and provided, further, that if
                              ---------------      -----------------
the Agent has made available to Borrower the Unfunded Portion pursuant to
Section 2.03(c) and Borrower
---------------
does not request a funding under this Section 2.03(d), then Borrower shall pay
                                      ---------------
forthwith upon demand such Unfunded Portion together with interest thereon, for each day from the date the Unfunded Portion is made available to Borrower until the date such Unfunded Portion is repaid to the Agent at the interest rate applicable to funded portion Loans comprising the affected Borrowing.

      SECTION 2.04.  Minimum Amount and Maximum Number of LIBOR Rate Borrowings.
                     ----------------------------------------------------------
All borrowings, conversions, continuations, payments, prepayments and selections of Interest Periods under this Credit Agreement shall be made or selected so that, immediately after giving effect thereto, (i) the aggregate principal amount of all Loans comprising a single LIBOR Rate Borrowing shall not be less
                                                                          ----
than $1,000,000 and (ii) there shall be no more than eight (8) Interest Periods in effect with respect to LIBOR Rate Loans or Competitive Loans, in the aggregate outstanding at any time.

      SECTION 2.05.  Issuing the Letters of Credit.  (a)  In order to effect the
                     -----------------------------
issuance of a Letter of Credit, Borrower shall submit a Borrowing Request and a Letter of Credit Application in writing by telecopy to the Agent (who shall promptly notify the Issuing Bank) not later than 12:00 noon, Houston, Texas time, two (2) Business Days before the date of issuance of such Letter of Credit. Each such Borrowing Request and Letter of Credit Application shall (i) be signed by Borrower, (ii) specify the Business Day on which such Letter of Credit is to be issued, (iii) specify the Issuing Bank, and (iv) specify the availability for Letters of Credit under the Letter of Credit Commitment and the Total Commitment as of the date of issuance of such Letter of Credit and the expiration date thereof which shall not be later than the earlier of (A) twelve
(12) months from the date of issuance of such Letter of Credit and (B) the Maturity Date; provided, however, that Borrower may request evergreen Letters of
               --------  -------
Credit that automatically renew for additional one year periods so long as the final expiry date thereof is on or before the Maturity Date.

     (b) Upon satisfaction of the applicable terms and conditions set forth in

Article III, the Issuing Bank shall issue such Letter of Credit to the specified
-----------
beneficiary not later than the close of business, Houston, Texas time, on the date so specified. The Agent shall provide Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (II) BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500, (AND ANY SUBSEQUENT REVISIONS THEREOF APPROVED BY A CONGRESS OF THE INTERNATIONAL CHAMBER OF COMMERCE) (THE "UCP") AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UCP, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     (c) Upon the issuance date of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit. If requested by the Issuing Bank, the other Banks will execute any other documents reasonably requested by the Issuing Bank to evidence the purchase of such participation.

     (d) Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify Borrower, the Agent and each Bank of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower's option, to either (i) pay to the Agent for the account of the Issuing Bank, by 1:00 p.m., Houston, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Loan pursuant to the provisions of Sections 2.01 and 2.03 of this Credit Agreement in
                              ----------------------
the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in the Issuing Bank's notice. If Borrower fails timely to make such payment because a Loan cannot be made pursuant to Sections 2.01(a) and 3.02, each Bank shall,
                                  -------------------------
notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Commitment Percentage of the presented draft on the day the Issuing Bank is required to honor such draft. If such amount is not in fact made available to the Agent by such Bank on such date, such Bank shall pay to the Agent for the account of the Issuing Bank, on demand made by the Issuing Bank, in addition to such amount, an amount equal to the product of (i) the average daily Federal Funds Effective Rate per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of such Bank's Commitment Percentage of the
              -----
presented draft times (iii) the number of days that elapse from the day the
                -----
Issuing Bank honors such draft to the date on which the amount equal to such Bank's Commitment Percentage of the presented draft becomes immediately available to the Issuing Bank divided (iv) by 360. In the event that a Loan
                              -------
cannot be made pursuant to the provisions of Sections 2.01(a) or 3.02, and
                                             ------------------------
Borrower fails to pay directly the amount of the draft, then upon receipt by the Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by Borrower, be deemed to have been an Alternate Base Rate Borrowing as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Credit Agreement shall diminish Borrower's obligation under this Credit Agreement to provide the funds for the payment of any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit by either obtaining a Loan pursuant to the provisions of Sections 2.01(a) and 3.02 or paying directly to the Agent for the benefit of the
-------------------------
Issuing Bank and the other Banks the amount of the draft, and the automatic funding of a Loan as provided in the immediately preceding sentence shall not constitute a cure or waiver of the Event of Default for failure to timely provide such funds as in this paragraph agreed.

     (e) In order to induce the issuance of Letters of Credit by the Issuing Bank(s) and the purchase of participations therein by the other Banks, Borrower agrees with the Agent, the Issuing Bank(s) and the other Banks that neither the Agent nor any Bank (including the Issuing Bank(s)) shall be responsible or liable (except as provided in the following sentence) for, and Borrower's unconditional obligation to reimburse the Issuing Bank(s) through the Agent for amounts paid by the Issuing Bank(s), as provided in Section 2.05(d), on account
                                                    ----------------
of drafts so honored under the Revolving Credit Letters of Credit shall not be affected by, any circumstance, act or omission whatsoever (whether or not known to the Agent or any Bank (including the Issuing Bank(s)) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Agent or any Bank). Borrower agrees that any action taken or omitted to be taken by the Agent or any Bank (including the Issuing Bank(s)) under or in connection with any Letter of Credit or any related draft, document or property shall be binding on Borrower and shall not put the Agent or any Bank (including the Issuing Bank(s)) under any resulting liability to Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Agent or any such Bank. Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The Issuing Bank agrees promptly to notify Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify Borrower shall not in any way affect

Borrower's obligations hereunder. Subject to Section 2.22 and 2.22, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of Borrower's obligations or the compensation to any Bank in respect of the Letters of Credit or the cost to such Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), such Bank shall promptly notify Borrower thereof in writing in accordance with Section 2.16(c) or 2.20, and within ten (10) Business Days after receipt by Borrower of such Bank's request (through the Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Withholding Taxes under Section 2.20 hereof, accompanied by a certificate from such Bank setting forth the basis for such reimbursement or indemnification and the calculation thereof in accordance with Section 2.16(c) or 2.20, Borrower shall reimburse or indemnify such Bank, as the case may be, with respect thereto so that such Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation, unless Borrower notifies the Agent of its good faith contest to, and dispute of, the requested amount and such Bank's basis therefor and/or calculation thereof. The foregoing agreement of Borrower to reimburse or indemnify the Banks shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on such Bank or in tax on the net income of such Bank.

     (f) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Credit Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Credit Agreement shall govern.

     SECTION 2.06.  Competitive Bid Procedure.
                    -------------------------

     (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Competitive Bid Auction Agent a duly completed request substantially in the form of Exhibit H, with the blanks appropriately completed
                             ---------
(a "Competitive Bid Request"), to be received by the Competitive Bid Auction
   --------------------------
Agent not later than 11:00 a.m., Houston, Texas time, five Business Days before the date specified for a proposed Competitive Loan. No Alternate Base Rate shall be requested in, or, except pursuant to Sections 2.15, 2.16, or 2.17, made
                                              ----------------------------
pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit H may be rejected at the
                                       ---------
Competitive Bid Auction Agent's sole discretion, and the Competitive Bid Auction Agent shall promptly notify the Borrower of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Credit Agreement and specify (x) the date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $10,000,000 or greater than the unused portion of the Available Commitment on such date and shall be an integral multiple of $1,000,000) and (y) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Competitive Bid Auction Agent shall invite by telecopier (in substantially the form set forth in Exhibit I hereto) the Banks to bid, on the
                                    ---------
terms and conditions of this Credit Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, the Competitive Bid Auction Agent shall have no obligation to invite any Bank to make a Competitive Bid pursuant to this Section 2.06(a) until such Bank has
                                        ---------------
delivered a properly completed Competitive Bid Administrative Questionnaire to the Competitive Bid Auction Agent.

     (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Competitive Bid Auction Agent via telecopier, in the form of Exhibit J hereto, not later than 11:00 a.m.,
                               ---------
Houston, Texas time, four Business Days before the date specified for a proposed Competitive Loan. Competitive Bids that do not conform substantially to the format of Exhibit J may be rejected by the Competitive Bid Auction Agent after
          ---------
conferring with, and upon the instruction of, the Borrower, and the Competitive Bid Auction Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Credit Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire aggregate principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan that the Bank is willing to make to the Borrower, (y) specify the Competitive Bid Rate at which the Bank is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by the Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Bank pursuant to this Subsection 2.06(b) shall be
                                         ------------------
irrevocable.

     (c) The Competitive Bid Auction Agent shall, by 2:00 p.m. four Business Days before the date specified for a proposed Competitive Loan, notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Competitive Bid Auction Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.06.
                                      ------------

     (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.06(d), accept or reject any Competitive Bid
                       ---------------
referred to in Section 2.06(c) provided, however, that the aggregate amount of
               --------------- --------  -------
the Competitive Bids so accepted by the Borrower may not exceed the principal amount of the Competitive Loan requested by the Borrower. The Borrower shall notify the Competitive Bid Auction Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in

Section 2.06(c), not later than 11:00 a.m., Houston, Texas time, three Business
---------------
Days before the date specified for a proposed Competitive Loan; provided,
                                                                ---------
however, that (w) the failure by the Borrower to give such notice shall be
-------
deemed to be a rejection of all the bids referred to in Section 2.06(c) and (x)
                                                        ---------------
no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000, except as otherwise provided in this Section 2.06(d).
                                                 ---------------
Notwithstanding the foregoing, if the Borrower accepts more than one bid made in response to a Competitive Bid Request and the available principal amount of Competitive Loans to be allocated among the Banks is not sufficient to enable Competitive Loans to be allocated to each Bank in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Borrower shall select the Banks to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. In addition, the Borrower shall be permitted under the foregoing procedures to accept a bid or bids in a principal amount of less than $5,000,000 (i) in order to enable the Borrower to accept bids equal to (but not in excess of) the principal amount of the Competitive Loan requested by the Borrower or (ii) in order to enable the Borrower to accept all remaining bids, or all remaining bids at a particular Competitive Bid Rate. A notice given by Borrower pursuant to this Subsection 2.06(d) shall be irrevocable.
                          ------------------

     (e) The Competitive Bid Auction Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Competitive Bid Auction Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Competitive Bid Auction Agent shall (i) notify the Bank(s) whose bids have been accepted of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

     (f) No Competitive Loan shall be made within five Business Days of the date of any other Competitive Loan, unless the Borrower and the Competitive Bid Auction Agent shall mutually agree otherwise.

     (g) If the Competitive Bid Auction Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one-quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Competitive Bid Auction Agent pursuant to Subsection
                                                                   ----------
2.06(b) above.
-------

     (h) All notices required by this Section 2.06 shall be made in accordance
                                      ------------
with Section 9.02 and the Competitive Bid Administrative Questionnaire most
     ------------
recently placed on file by each Bank with the Competitive Bid Auction Agent.

      SECTION 2.07.  Conversions or Continuation of Borrowings.(a)  Subject to
                     -----------------------------------------
the other provisions of this Credit Agreement, Borrower may elect from time to time to convert (i) all or any part of LIBOR Rate Loans which comprise part of the same LIBOR Rate Borrowing to a Borrowing comprised of Alternate Base Rate Loans, and (ii) all or any part of Alternate Base Rate Loans which comprise part of the same Borrowing to a Borrowing comprised of LIBOR Rate Loans, provided,
                                                                    --------
however, in each case that any such conversion of Loans comprising a LIBOR Rate
-------
Borrowing shall, subject to the second following sentence, only be made on the last day of a Interest Period with respect thereto. All or any part of a Borrowing may be converted as provided herein, provided that no Borrowing may be
                                               --------
converted into a LIBOR Rate Borrowing when any Default or Event of Default has occurred and is continuing.

     (b) Any LIBOR Rate Borrowing may be continued as such effective upon the expiration of the Interest Period with respect thereto; provided, that no LIBOR
                                                        --------
Rate Borrowing may be continued as such when any Default or Event of Default has occurred and is continuing, but in such event shall be automatically converted to an Alternate Base Rate Borrowing on the last day of the then current Interest Period with respect thereto.

     (c) In order to elect to convert or continue a Borrowing, or any portion thereof, under this Section 2.07, Borrower shall deliver an irrevocable Notice
                    ------------
of Conversion or Continuation to the Agent not later than 1:00 p.m., Houston, Texas time, (i) at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or continuation of, a LIBOR Rate Borrowing and (ii) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to an Alternate Base Rate Borrowing. Each such Notice of Conversion or Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion or Continuation by United States mail or a reputable courier) and shall specify (v) the date of the requested conversion or continuation (which shall be a Business Day), (w) the amount and the Borrowing to be converted or continued, (y) whether a conversion or continuation is requested, and, if a conversion, into what Type of Borrowing and (z) in the case of a conversion to, or a continuation of, an LIBOR Rate

Borrowing, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.07, the Agent shall provide each Bank with a copy thereof.

     (d) No Borrowing, or any portion thereof, may be converted into an LIBOR Rate Borrowing if, after giving effect to such conversion, there would be more than eight (8) LIBOR Rate Borrowings outstanding at such time.

     (e) If Borrower shall fail to deliver a timely Notice of Conversion or Continuation with respect to any LIBOR Rate Borrowing, Borrower shall be deemed to have elected to convert such LIBOR Rate Borrowing to an Alternate Base Rate Borrowing on the last day of the Interest Period with respect to such LIBOR Rate Borrowing.

     (f) For purposes of this Section 2.07, Borrowings having different Interest
                              ------------
Periods, regardless of whether they commence on the same date or are of the same Type shall be considered Borrowings of different Types.

      SECTION 2.08.  Fees.  (a) The Borrower shall pay to the Agent for the
                     ----
account of each Bank a facility fee accruing from the Effective Date to, but excluding, the Maturity Date, computed for each day at a rate per annum equal to the Facility Fee Percentage times such Bank's pro rata share (based on its
                            -----             --------
respective Commitment) of the lesser of (i) the Available Commitment and (ii) the Designated Borrowing Base on such day. Such facility fees shall be payable on the last day of each Fiscal Quarter and on the earlier of the date the Commitments are terminated in their entirety or the Maturity Date.

     (b) Borrower agrees to pay (A) to the Agent for the account of the Banks a Letter of Credit fee for the issuance and maintenance of each Letter of Credit, in an amount equal to the greater of (i) $500.00 and (ii) five-eighths of one percent (.625%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated and (B) to the Issuing Bank as a fronting fee for the issuance of each Letter of Credit, in an amount equal to one-eighth of one percent (.125%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated. All such Letter of Credit fees shall be payable in full in advance of the issuance of such Letter of Credit and Borrower shall receive a refund of any unearned fees resulting from the termination of any Letter of Credit prior to its stated expiration date, which refund shall be payable to Borrower on or before thirty (30) days after such earlier termination. The Agent shall pay to each Bank its Sharing Percentage of such Letter of Credit fee.

     (c) Borrower shall pay when due to the Agent such other fees as shall have been separately agreed by the Agent and Borrower in writing.

     (d) All computations of fees hereunder shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

      SECTION 2.09.  Notes.  (a) The Committed Loans made by each Bank shall be
                     -----
evidenced by a single Committed Note of the Borrower in substantially the form of Exhibit C hereto payable to the order of such Bank in a principal amount
   ---------
equal to the Commitment of such Bank, and otherwise duly completed. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note of the Borrower in substantially the form of Exhibit E hereto payable to
                                                  ---------
the order of such Bank and otherwise
duly completed.

     (b) Each Bank is hereby authorized by Borrower, at its option, to endorse on the schedules attached to its Notes (or on a continuation of such schedules attached to its Notes and made a part thereof) or in its internal records relating to its Notes an appropriate notation evidencing the date and amount of each Loan evidenced thereby, the date, amount and Type of and the Interest Period for each Loan made by such Bank to the Borrower hereunder, provided, that
                                                                  --------
any failure by such Bank to make any such endorsement shall not affect the obligations of the Borrower under such Note or hereunder in respect of such Loan, the date and amount of each payment of principal or interest in respect thereof and such other information provided for on such schedule.

      SECTION 2.10.  Interest on Loans and Payment Dates.  (a)  Subject to the
                     -----------------------------------
provisions of Section 2.11, the Loans shall bear interest as follows:
              ------------

     (i) The Loans comprising each LIBOR Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable LIBOR Margin with respect to such LIBOR Rate Loans.

     (ii) The Loans comprising each Alternate Base Rate Borrowing shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

     (iii) If such Loan is a Competitive Loan, such Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of
           (i) the Highest Lawful Rate and (ii) the applicable fixed rate offered by the applicable Bank and accepted by Borrower in accordance with Section 2.06 hereof.

     (b) Interest on each Loan shall be payable by Borrower (i) in respect of each Loan comprising part of an Alternate Base Rate Borrowing, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Loan comprising part of a LIBOR Rate Borrowing, on the last day of the Interest Period applicable to such LIBOR Rate Borrowing, and, in the case of a Interest Period for LIBOR Rate Borrowings of six (6) months, on the date occurring three (3) months from the first day of such Interest Period and on the last day of such Interest Period, (iii) in respect of each Loan accruing interest at the Default Rate, on demand and (iv) in respect of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

     (c) Interest in respect of the unpaid principal amount of each Loan shall accrue from (and including) the date of the making of such Loan to (but not including) the date on which such Loan shall be paid in full.

     (d) The Agent shall, upon determining a LIBOR Rate for any Interest Period, promptly notify Borrower and the Banks thereof.

      SECTION 2.11.  Interest on Overdue Amounts.   If Borrower shall fail to
                     ---------------------------
pay any principal of, or interest on, any Loan, any Letter of Credit Liabilities or any other amount payable by the Borrower when due hereunder, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of (a) the sum of (x)
                     ------------
with respect to LIBOR Rate Loans, 2% per annum plus the applicable LIBOR Rate
                                               ----
then in effect plus the Applicable LIBOR Margin until the expiration of the
               ----
applicable Interest Period, (y) with respect to Competitive Loans, 2% per annum plus the applicable fixed rate offered by the applicable Bank and accepted by the Borrower in accordance with Section 2.06 hereof, and (z) with respect to
                                ------------
Alternate Base Rate Loans and with respect to LIBOR Rate Loans after the expiration of the applicable Interest Period (and also with respect to indebtedness other than Loans), 2% plus the Alternate Base Rate as in effect
                                   ----
from time to time or (b) the Highest Lawful Rate.

      SECTION 2.12.  Voluntary Termination and Reduction of the Total
                     ------------------------------------------------
Commitment.  (a)  Subject to Section 2.14, Borrower may permanently terminate,
                             ------------
or from time to time in part permanently reduce, the Total Commitment upon at least five (5) Business Days' prior irrevocable written or telecopy notice (or telephone notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Banks). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the excess of the Total Commitment over the sum of the aggregate principal amount of all Loans outstanding).

     (b) Simultaneously with any termination or reduction of the Total Commitment pursuant to this Section 2.12, Borrower shall pay to the Agent for
                            ------------
the account of each Bank the commitment fees on the amount of the Total Commitment so terminated or reduced, accrued through the date of such termination or reduction. After a reduction of the Total Commitment hereunder, the commitment fees with respect of the Total Commitment shall thereafter be calculated on the Total Commitment as so reduced.

     (c) At each such time as the Total Commitment is reduced pursuant to this

Section 2.12, the Designated Borrowing Base Floor Amount shall be redetermined
------------
by the Required Banks and Borrower and shall be mutually agreeable to the Required Banks and the Borrower. If no mutually agreeable Designated Borrowing Base Floor Amount can be determined, the Designated Borrowing Base Floor Amount shall remain the greater of (i) $100,000,000 and (ii) seventy-five percent (75%) of the Borrowing Base then in effect.

      SECTION 2.13.  Voluntary Prepayment of Loans.  (a)  Borrower shall have
                     -----------------------------
the right at any time and from time to time to prepay the Committed Loans, in whole or in part, (i) in the case of LIBOR Rate Loans upon at least three (3) Business Days' prior written or telecopy notice (or telephone notice promptly confirmed in writing) to the Agent, provided, however, that in the event
                                    --------  -------
Borrower prepays LIBOR Rate Borrowing in whole or in part on a day which is not the last day of the Interest Period applicable thereto, the provisions of

Section 2.18 shall apply or (ii) in the case of an Alternate Base Rate Loan,
------------
upon at least one (1) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing) to the Agent; provided, however,
                                                              --------  -------
that each such partial prepayment shall be in a minimum principal amount of $1,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the sum of the aggregate principal amount of all Loans outstanding). Borrower shall have no right to prepay the Competitive Loans.

     (b) Each notice of prepayment under subsection (a) above shall (i) specify the prepayment date, the principal amount of such prepayment, which Committed Loans are to be prepaid, and in the case of Committed Loans comprising LIBOR Rate Borrowings, the specific Borrowing(s) pursuant to which such Loans were made and the Interest Period applicable thereto, (ii) be irrevocable and (iii) commit Borrower to prepay such Loan(s) by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to
                                            ------------
Section 2.18 (as to prepayments of LIBOR Rate Loans), but otherwise without
------------
premium or penalty.  All prepayments of LIBOR Rate Loans under this Section 2.13
                                                                    ------------
shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

      SECTION 2.14.  Mandatory Payments on Loans; Borrowing Base Deficiency.
                     ------------------------------------------------------

     (a) The Borrower shall from time to time on demand by the Agent prepay the Loans and/or Letter of Credit Liabilities in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of all Revolving Credit Obligations shall not be in excess of the aggregate amount of the Commitments, as reduced from time to time pursuant to Section 2.3 hereof.
                                                      -----------

     (b) In the event that the Revolving Credit Outstandings hereunder ever exceeds the Available Commitment as then in effect, Borrower shall, at its election, either (1) make mandatory prepayments on Loans and/or Letter of Credit Liabilities (commencing no later than sixty (60) days after the applicable Redetermination Date) of principal on the Loans on a pro rata basis on or before the last day of each 60 day period, in an amount equal to one-third (1/3) of such excess (together with accrued interest on the principal amount of the Loans so prepaid to the date of prepayment) or (2) prepay (no later than sixty (60) days after the applicable Redetermination Date) the principal of the Loans and/or Letter of Credit Liabilities on a pro rata basis in an aggregate amount equal to such excess (together with accrued interest on the principal amount of the Loans so prepaid to the date of prepayment), or (3) add to the Oil and Gas Interests covered by the Reserve Reports, additional Oil and Gas Interests of a value, as reasonably determined by the Agent, equal to or exceeding such excess, or (4) if such condition arises, in part or in whole, by reason of a Designated Borrowing Base being in effect, increase the Designated Borrowing Base by an amount equal to the lesser of (i) such excess or (ii) the difference between the Borrowing Base and the Designated Borrowing Base or (5) any combination of (1) through (4) or any other solution acceptable to Required Banks and Borrower. Borrower shall give prompt written notice to the Agent of each election made by it pursuant to this Section 2.14(b). If Borrower shall fail to give notice to the Agent as aforesaid, Borrower shall be deemed to have elected to prepay the Loans in accordance with clause (1) of the first sentence of Section 2.14(b).

     (c) The Borrower will pay to the Agent for the account of each Bank the amount of each Letter of Credit Liabilities promptly upon its occurrence. The amount of any Letter of Credit Liabilities may, if the applicable conditions precedent specified in Section 3 hereof have been satisfied, be paid with the
                       ---------
proceeds of Loans.

     (d) With respect to each payment of principal required to be made pursuant to this Section 2.14, Borrower may designate, by written notice to the Agent on
        ------------
or before the date of such payment, the Types of Loans which are to be paid and, in the case of LIBOR Rate Loans and Competitive Loans, the specific LIBOR Rate Borrowing(s) or Competitive Loan, as the case may be, pursuant to which made and the Interest Periods applicable thereto, provided that (i) payments of LIBOR
                                         --------
Rate Loans and Competitive Loans may only be made on the last day of a Interest Period applicable thereto unless all Alternate Base Rate Loans have been paid in full; (ii) if any payment of LIBOR Rate Loans made pursuant to a single LIBOR Rate Borrowing shall reduce the outstanding Loans made pursuant to such LIBOR Rate Borrowing to an amount less than $1,000,000, such LIBOR Rate Borrowing shall immediately be converted into Alternate Base Rate Loans, and (iii) if any payment of a Competitive Loan shall reduce the outstanding balance of such Competitive Loan to an amount less than $1,000,000, such Competitive Loan shall immediately be converted into Alternate Base Rate Loan. In the absence of a designation by Borrower as described in the preceding sentence, the Agent shall apply the amount of such payment first to the payment of all outstanding
                                 -----
Alternate Base Rate Loans and second to the payment of the outstanding LIBOR
                              ------
Rate Loans.

      SECTION 2.15.  Alternate Rate of Interest.  In the event, and on each
                     --------------------------
occasion, that on the day three (3) Business Days prior to the commencement of any Interest Period for a LIBOR Rate Borrowing, the Agent (or the applicable Bank making the Competitive Loan) shall have reasonably determined (which determination shall be final and binding upon Borrower) that (i) Dollar deposits in the principal amounts of the relevant LIBOR Rate Loans comprising such LIBOR Rate Borrowing are not generally available in the London interbank eurodollar market, or (ii) by reason of any changes arising after the date of this Credit Agreement affecting the London interbank eurodollar market, adequate and fair means do not exist for ascertaining such LIBOR Rate on the basis provided for in the definition of the LIBOR Rate, or (iii) by reason of any other circumstance affecting a Bank or the London interbank eurodollar market or the position of such Bank in such market, the LIBOR Rate will not adequately and fairly reflect the cost to any Bank of making or maintaining its LIBOR Rate Loan during such Interest Period and such unreflected cost is not paid by Borrower pursuant to

Section 2.16(a), the Agent shall, as soon as practicable thereafter, give
---------------
written notice of such determination to Borrower and the Banks. In the event of any such determination, any request by Borrower for a LIBOR Rate Borrowing pursuant to Sections 2.03 or 2.07 shall, until the circumstances giving rise to
            -------------    ----
such notice no longer exist, be deemed to be a request for a Borrowing comprised of Alternate Base Rate Loans. Upon making such determination, the Banks shall use their reasonable good faith efforts to obtain sources of funds from which to make Loans on terms reasonably similar to those of the LIBOR Rate Loans, such as Dollar deposits in other eurodollar markets, and will negotiate with Borrower in good faith to provide Loans from alternate sources.

      SECTION 2.16.  Change in Circumstances.  (a)  Notwithstanding any other
                     -----------------------
provision herein but subject to Section 2.22, if after the Effective Date the
                                ------------
introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Banks with any applicable guideline or request from any central bank or Governmental Authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Loan made by such Bank or shall change the basis of taxation of any other fees or amounts payable hereunder (other than changes in the rate of tax imposed on the overall net income of, including penalties and interest in respect thereof, or franchise taxes based on the net income of, such Bank or its Lending Office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or (iii) shall impose on any Bank or the London interbank eurodollar market any other condition affecting this Credit Agreement or any LIBOR Rate Loan or any Competitive Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making, continuing, converting, or maintaining any LIBOR Rate Loan, such Competitive Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material (provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in such Bank's administrative expenses or overhead), then Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reductions suffered in accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

     (b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or any change in the interpretation or administration in any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, as a consequence of its obligations under this Credit Agreement to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed in good faith by such Bank to be material, then such Bank shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons therefor and the additional amount required to compensate such Bank for the reduction in its rate of return and Borrower and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances.
If Borrower and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which Borrower receives such notice, then Borrower shall pay, subject to Section 2.22, to such Bank or the Agent, as the
                               ------------
case may be, an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation to such Bank or such Bank's holding company (or the Agent or the Agent's holding company, as the case may be) for any such reduction in accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

     (c) Any Bank requesting compensation pursuant to Section 2.16(a) or (b)
                                                      ---------------    ---
hereof shall deliver to Borrower a certificate of such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraphs (a) or (b) above, as the case may be, such certificate to state, in reasonable detail, the reasons therefor, and such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower. In preparing such certificate, such Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method. Borrower shall pay to such Bank the amount shown as due on any such certificate within thirty (30) Business Days after Borrower's receipt of the same. Any decision by a Bank not to require payment of any interest, cost or other amount payable under this Section 2.16 or to calculate any amount payable
                                ------------
by a particular method, on one occasion, shall in no way limit or be deemed a waiver of such Bank's right to require full payment of any interest, cost or other amount payable hereunder, or to calculate any amount payable by another method, on any other or subsequent occasion.

      SECTION 2.17.  Change in Legality.  (a)  Notwithstanding any other
                     ------------------
provision herein contained to the contrary, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank or its Lending Office to make or maintain its Commitment Percentage of any LIBOR Rate Borrowing, or any Competitive Loan of such Bank, or to give effect to its obligations as contemplated hereby with respect to its Commitment Percentage of any LIBOR Rate Borrowing, any Competitive Loan or (y) at any time the Required Banks reasonably determine the making or continuance of any Bank's Competitive Loans or LIBOR Rate Loans comprising a portion of any LIBOR Rate Borrowing has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank eurodollar market, then, and in any such event, such Bank shall, promptly after making such determination, give written or telecopy notice (or by telephone promptly confirmed in writing) to Borrower and the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks); provided,
                                                                      --------
however, that before giving any such notice, such Bank shall use reasonable good
-------
faith efforts to designate a different Lending Office to make or maintain its LIBOR Rate Loans or Competitive Loans if such designation will avoid the need to suspend such Bank's obligations to make or maintain LIBOR Rate Loans or Competitive Loans and will not be otherwise disadvantageous to such Bank. Thereafter each such affected Bank may (i) declare that such affected Bank will no longer make LIBOR Rate Loans (subject to paragraph (b) below) whereupon any request by Borrower for a LIBOR Rate Borrowing shall, as to such Bank only, be deemed a request for an Alternate Base Rate Loan; and (ii) require that all outstanding LIBOR Rate Loans and/or Competitive Loans, as the case may be, made by such affected Bank(s) be converted into Alternate Base Rate Loans at the end of the applicable Interest Period or such earlier time as may be required by applicable Requirements of Law, in each case by giving the Agent written or telecopy notice (or by telephone promptly confirmed in writing) thereof (which notice, in the case of subclause (ii) above shall specify which affected LIBOR Rate Loans or Competitive Loans, as the case may be, are to be converted); provided, however, that all Banks whose LIBOR Rate Loans are affected by the
--------  -------
circumstances described above shall be treated in the same manner.

     (b) In the event any Bank shall exercise its rights under (a) above, all payments of principal which would otherwise have been applied to repay the LIBOR Rate Loans that would have been made, converted or continued by such Bank or the converted LIBOR Rate Loans of such Bank shall instead be applied to repay the Alternate Base Rate Loans made by the Bank in lieu of, or resulting from the conversion of, such affected LIBOR Rate Loans.

      SECTION 2.18.  Funding Losses.  Without duplication of other provisions
                     --------------
contained herein, Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the Borrowing Date for any Borrowing hereunder the applicable conditions set forth in Article III, (ii) any failure
                                                 -----------
by Borrower to borrow hereunder after a Borrowing Request pursuant to this

Article II has been given, (iii) any failure by Borrower to convert or continue
----------
a Borrowing hereunder after a Notice of Conversion or Continuation pursuant to this Article II has been given, (iv) any payment, prepayment, continuance, or
     ----------
conversion of a LIBOR Rate Borrowing required or permitted by any other provision of this Credit Agreement including, without limitation, payments made due to the acceleration of the maturity of the Notes pursuant to Section 7.01,
                                                                 ------------
or otherwise made on a date other than the last day of the applicable Interest Period, (v) any default in the payment or prepayment of the principal amount of any LIBOR Rate Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Bank's Commitment Percentage of any LIBOR Rate Borrowing or any part thereof as a LIBOR Rate Borrowing. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by such Bank of (i) its cost of obtaining the funds for its Commitment Percentage of the LIBOR Rate Borrowing being paid, prepaid or converted or not borrowed (based on the LIBOR Rate or fixed rate applicable thereto) for the period from the date of such payment, prepayment, continuance or conversion or failure to borrow to the last day of the Interest Period for such LIBOR Rate Loan (or, in the case of a failure to borrow, the Interest Period for the LIBOR Rate Loan, as the case may be, which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, continued or converted or not borrowed for such period or Interest Period, as the case may be, provided that such Bank will use its best efforts to reemploy funds in investments of similar quality. A certificate of such Bank signed by an officer setting forth in reasonable detail any amount or amounts which such Bank is entitled to receive pursuant to this
Section 2.18 shall be delivered to Borrower. Borrower shall pay to such Bank the
------------
amount shown as due on any certificate within thirty (30) Business Days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this
Section 2.18 shall survive the date of termination of this Credit Agreement and
------------
the payment in full of the Obligations for a period of sixty (60) days.

      SECTION 2.19.  Method of Payments Pro Rata Treatment. (a)  Borrower shall
                     -------------------------------------
make each payment of principal, interest, Letter of Credit Liabilities and other amounts to be made by the Borrower hereunder and under the Notes delivered hereunder not later than 1:00 p.m., Houston, Texas time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Agent for the account of the Banks entitled thereto at the Agent's address referred to in Section 9.02 in immediately available funds and any funds received by the
   ------------
Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Sharing Percentage (or, if the Loan of such Bank with respect to which such payment is being made is not of the same Type as the Loans of the other Banks with respect to which such payment is being made, such Bank's appropriate share) of the payments so received for the account of such Bank's Lending Office for the Loan in respect of which such payment is made.

     (b) Except as otherwise provided herein, (i) each Borrowing (other than Competitive Loans) hereunder shall be obtained from the Banks, each payment of fees shall be paid for the account of the Banks and each partial reduction of the Total Commitment under Section 2.12 shall be applied to the Commitments of
                           ------------
the Banks, in each case simultaneously and pro rata in accordance with each
                                           --- ----
Bank's Sharing Percentage, (ii) each conversion of a Borrowing comprised of Loans (other than Competitive Loans) of a particular type shall be made pro rata among the Banks according to their respective Sharing Percentage of such Borrowing and (iii) each payment and prepayment of principal of or interest on any Loans or Letter of Credit Liabilities will be made to the Agent for the account of each of the Banks simultaneously and pro rata in accordance with
                                                --- ----
their respective Sharing Percentage of unpaid principal amounts of such Loans made by the Banks (provided, however, that the foregoing shall not apply to
                   -----------------
payments of Competitive Loans made prior to the termination of the Commitments following the occurrence of an Event of Default).

     (c) Whenever any payment hereunder or under the Notes (including principal of or interest on any Loan or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be; provided, however, if such extension would cause payment of
             --------  -------
interest on or principal of a Competitive Loan or a LIBOR Rate Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          SECTION 2.20.  Taxes.  (a)  All payments of principal, interest,
                         -----
expenses, reimbursements, compensation, commitment, arrangement or administration fees and any other amount from time to time due hereunder, under the Notes or any other Loan Document made by Borrower shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any Governmental Authority, excluding, however, in the case of the Agent and each Bank, any such taxes, levies, costs or charges imposed on or measured by the gross receipts, capital or overall net income of the Agent or such Bank or such Bank's Lending Office by any jurisdiction in which the Agent or such Bank or such Bank's Lending Office is located (all such non-excluded taxes, levies, costs, imposts, deductions, charges or withholdings being herein called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from
------------------
any amounts payable to the Agent or any Bank hereunder or under the Notes, and if such withholding does not result from the breach by such Bank of its agreement set forth in subsection (b) below or would not be required if such Bank's representation and warranty set forth in subsection (c) below were true, then to the extent that any such Withholding Taxes are a liability of, or credited to, the account of Borrower, Borrower shall pay to the Agent or such Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required; provided, however, that all
                                                    --------  -------
amounts payable under this Section 2.20 which constitute interest under
                           ------------
applicable law shall not exceed an amount which would result in the payment of interest at a rate in excess of the Highest Lawful Rate. Whenever any Withholding Taxes are withheld by Borrower as aforesaid, as promptly as possible thereafter, Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Withholding Taxes so withheld by it when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Credit Agreement and the
------------
payment of the Notes and all other Obligations for a period of sixty (60) days.

     (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to Section 9.10) that is entitled to
                                           ------------
receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes or is entitled to an exemption from backup withholding tax agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and the Agent, as the case may be, (i) two duly completed copies of United States IRS Forms 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an IRS Forms W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to Borrower and the Agent a Forms 1001 or 4224 and Forms W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and the Agent two further copies of the said Forms 1001 or 4224 and Forms W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Forms 1001 or 4224 that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in any Requirement of Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Forms W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (c) Each Bank (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to Section 9.10) represents and warrants to
                                  ------------
Borrower that each Lending Office of such Bank hereunder will be entitled to receive payments of principal of, and interest on, the Loans made by such Bank from such Lending Office without withholding or deduction for or on account of any United States federal income taxes.

      SECTION 2.21.  Sharing of Payments and Setoffs.  Each Bank agrees that if
                     -------------------------------
it shall, through the exercise of a right of banker's lien, setoff to the extent not prohibited under Section 9.05, or counterclaim against Borrower, including,
                     ------------
but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or any Letter of Credit Liabilities (other than pursuant to Sections 2.16, 2.18 or 2.20) as a
                                           -------------  ----    ----
result of which the unpaid principal portion of its Loans and Letter of Credit Liabilities shall be proportionately less than the unpaid principal portion of the Loans and Letter of Credit Liabilities of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans and Letter of Credit Liabilities of such other Banks, so that the aggregate unpaid principal amount of Loans and Letter of Credit Liabilities and participations in Loans and Letter of Credit Liabilities held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Letter of Credit Liabilities then outstanding as the principal amount of its Loans and Letter of Credit Liabilities prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Loans and Letter of Credit Liabilities outstanding prior to such exercise of banker's lien, setoff pursuant to Section 9.05, counterclaim or other event; provided,
                         ------------                               --------
however, that if any such purchase or purchases or adjustments shall be made
-------
pursuant to this Section 2.21 and the payment giving rise thereto shall
                 ------------
thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Borrower to such Bank as fully as if such Bank had made a Loan directly to such Borrower in the amount of such participation.

      SECTION 2.22.  Limitation on Reimbursement; Mitigation.  (a)
                     ---------------------------------------
Notwithstanding the provisions of Sections 2.16 if any Bank fails to give notice
                                  -------------
to Borrower of any event that would obligate Borrower to pay any amount owing pursuant to Section 2.16 within thirty (30) days after such Bank obtains
            ------------
knowledge of such event, and subsequently gives notice to Borrower of such event, Borrower shall pay only such amounts for costs incurred for the ninety-day period immediately prior to such notice.

     (b) Any Bank claiming any additional amounts payable pursuant to Sections
                                                                      --------
2.16 or 2.20 or any Bank subject to Sections 2.15 or 2.17 shall use reasonable
----    ----                        -------------    ----
efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for the Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.16 or
                                                              -------------
2.20 or would avoid the unavailability of LIBOR Rate Loans or Competitive Loans
----
under Sections 2.15 or 2.17 and would not, in any such case, in the judgment of
      -------------    ----
such Bank, be otherwise disadvantageous.

      SECTION 2.23.  Replacement of Banks.  If any Bank (an "Affected Bank")
                     --------------------                    -------------
shall have (i) failed to fund any Loan that such Bank is obligated to fund hereunder and such failure has not been cured, (ii) requested compensation from Borrower under Sections 2.16 or 2.20 to recover costs or taxes incurred by such
               -------------    ----
Bank which are not being incurred generally by the other Banks, (iii) given notice pursuant to Sections 2.15 or 2.17 that such Bank has suspended Borrower's
                   -------------    ----
right to elect LIBOR Rate Loans from such Bank for reasons not generally applicable to the other Banks or (iv) failed to approve the recommended Borrowing Base of the Required Banks, then, in any such case and in addition to any other rights or remedies available to Borrower, Borrower may give written notice to such Affected Bank of the occurrence of an event set forth in subsections (i), (ii), (iii) or (iv) of this Section 2.23, and during the sixty
                                             ------------
(60) day period following such notice, Borrower may make written demand on such Affected Bank (with a copy to the Agent and each other Bank), for such Affected Bank to assign to one or more financial institutions (a "Replacement Bank"), all
                                                         ----------------
of such Affected Bank's rights and obligations under this Credit Agreement and the other Loan Documents (including such Affected Bank's Commitment and all Loans owing to such Affected Bank), provided, such assignment shall be
                                    --------
consummated in accordance with and shall be subject to the terms of Sections
                                                                    --------
2.18 and 9.10).  Pursuant to Section 9.10, upon any such assignment, such
-------------                ------------
Affected Bank shall cease to be a party hereto, provided, however, such Affected
                                                          -------
Bank shall continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20
                                                      -------------------------
and 7.03 accruing with respect to such Affected Bank prior to such assignment,
--------
as well as any fees accrued for its account and not yet paid and breakage costs incurred by such Affected Bank in connection with any such assignment. If an Eligible Assignee cannot be obtained within the sixty (60) day period following said notice to the Affected Bank, to assume the Commitment of such Affected Bank, and provided that no Default or Event of Default shall have occurred and be continuing, then Borrower may prepay immediately (subject to the provisions of Section 2.18) all Loans of such Affected Bank and terminate such Affected
   ------------
Bank's entire Commitment hereunder provided, however, that in the event Borrower
                                   --------  -------
makes any prepayment pursuant to this sentence, then on the date of such prepayment, the Total Commitment of the Banks shall be permanently reduced by the amount of such Affected Bank's Commitments and the Commitment Percentage of each other Bank shall be redetermined based upon the amount each such other Bank's Commitment is of the Total Commitment as so reduced.

      SECTION 2.24.  Use of Proceeds.   The proceeds of all Loans and Letters of
                     ---------------
Credit may be used for general business and corporate requirements of Borrower and its Subsidiaries.

     (b) No portion of the proceeds of any Loan under this Credit Agreement shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     (c) No portion of the proceeds of any Loan under this Credit Agreement shall be used by Borrower, directly or indirectly, for a Hostile Acquisition.

      SECTION 2.25.  Extension of Maturity Date.  (a) The Total Commitment shall
                     --------------------------
terminate on the Maturity Date, and any Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date.

     (b) At any time after February 1 but on or before April 1 of each calendar year, Borrower may request that the Banks extend the Maturity Date for successive periods of one year. The Banks, in their sole discretion may agree to extend or decline to extend the Maturity Date; however, if the Banks have not responded to such request in writing by May 1 of the year of Borrower's request such request shall be deemed to have been denied. In the event the Banks agree to such request, Borrower, the Agent and the Banks shall execute a written amendment and extension agreement in form reasonably acceptable to Borrower, the Agent and the Banks evidencing such extension and the agreed upon terms and conditions of such extension together with such other documents as the Agent and the Banks shall reasonably request.

     SECTION 2.26.  Affiliates: Lending Offices.
                    ---------------------------

     (a) Any Bank may, if it so elects, fulfill any obligation to make a LIBOR Rate Loan or Competitive Loan by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Bank; provided that, in such event for the purposes of this Credit Agreement such Loan
--------
shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank and, to the extent of such Loan, to have been made for the account of such branch or Affiliate.

     (b) Notwithstanding any provision of this Credit Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Credit Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each LIBOR Rate Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

      SECTION 3.01.  Conditions Precedent to the Loans.  The obligation of each
                     ---------------------------------
Bank to make its initial Loan or for the Issuing Bank(s) to issue its initial Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent:

     (a) The Agent shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance reasonably satisfactory to the Banks, each of the following:

     (i) each of the following Loan Documents (together with all exhibits thereto) dated on or as of the Effective Date:

               (aa)  this Credit Agreement;
               (bb)  each of the Committed Notes; and
               (cc)  each of the Competitive Notes;

     (ii) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Effective Date, certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of Borrower authorizing the transactions contemplated hereby and by the other Loan Documents; (bb) the Certificate of Incorporation of Borrower, (cc) the Bylaws of Borrower and all amendments thereto, and
           (dd) the incumbency of all officers of Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

     (iii) (aa) with respect to Borrower, a certificate of good standing from the Secretary of State of the State of Delaware dated no more than 5 days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Colorado, Texas, Oklahoma, Arkansas, Wyoming, and Utah; (bb) with respect to Plains Operating, certificates of authorization to do business and good standing in the States of Colorado, Nevada, Kansas, Texas, Oklahoma, Louisiana, Wyoming, and New Mexico; (cc) with respect to Plains, a certificate of authorization to do business and good standing in the State of Colorado; (dd) with respect to Barrett Fuels Corporation, certificate of authorization to do business in the State of Colorado,
           (ee) with respect to Plains Petroleum Gathering Company, certificates of authorization to do business and good standing in the States of Colorado and Kansas; (ff) with respect to Alarado Corporation, Barrett Resources (PAC I) Corporation, Barrett Resources (PAC II) Corporation and Barrett Piceance LLC, certificates of authorization to do business and good standing in the State of Colorado.

     (iv) with respect to each Subsidiary (other than Bargath Inc., Alarado Corporation, Barrett Resources (PAC I) Corporation, and Barrett Resources (PAC II) Corporation), a certificate of good standing from the Secretary of State of the State of Delaware dated no more than 5 days prior to the Effective Date and with respect to each of Bargath Inc. and Alarado Corporation, a certificate of existence and good standing from the Secretary of State of the State of Colorado dated no more than 5 days prior to the Effective Date, and with respect to each of Barrett Resources (PAC I) Corporation and Barrett Resources (PAC II) Corporation, a certificate of existence and good standing from the Secretary of State of Kansas dated no more than 5 days prior to the Effective Date;

     (v)   the Opinion of Borrower's Counsel;

     (vi) a certificate of insurance coverage evidencing that all insurance required to be obtained and/or maintained by Borrower and its Subsidiaries as of the Effective Date pursuant to any of the Loan Documents is in full force and effect;

     (vii) (aa) audited Consolidated financial statements for Borrower and its Subsidiaries for the most recently completed Fiscal Year of such Person, (bb) unaudited Consolidated financial statements for each of Borrower and its Subsidiaries for the most recently completed fiscal period of such Person for which such statements are available and
           (cc) such other financial
           information, regarding Borrower or its Subsidiaries as the Agent or any Bank may reasonably request. All of such financial statements and financial information shall be satisfactory to the Banks;

   (viii) for its account and for the account of each Bank, as applicable, all fees and expenses due and payable hereunder on or before the Effective Date and invoiced to Borrower in writing prior to the Effective Date;

   (ix) such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by the Agent or any Bank.

     (b)   (i) the representation and warranties of Borrower contained in
Article IV hereof and, in all material respects, in each of the other Loan
----------
Documents to which Borrower is a party shall be true and correct on the Effective Date both before and after giving effect to the making of the initial Loans; (ii) the representations and warranties of each Subsidiary contained in any Loan Document to which such Subsidiary is a party are true and correct in all material respects on the Effective Date both before and after giving effect to the initial Loans; (iii) no Default or Event of Default shall have occurred and be continuing on the Effective Date either before or after giving effect to the making of the initial Loans and (iv)(aa) no events or state of affairs which could reasonably be expected to result (or has resulted) in a Material Adverse Effect on Borrower and its Subsidiaries shall have occurred since June 30, 1997;

     (c) Such other conditions precedent which the Agent may reasonably have requested or required.

      SECTION 3.02.  Additional Conditions Precedent.  No Bank has any
                     -------------------------------
obligation to make any Loan (including its initial Loan) and the Issuing Bank(s) has no obligation to issue any Letter of Credit (including the initial Letter of Credit) unless (i) the Agent shall have received a Borrowing Request and such other certifications as the Agent may reasonably require, (ii) in the case of Competitive Loans, the Borrower shall have complied with the provisions of
Section 2.06 hereof and (iii) the following conditions precedent have been
------------
satisfied:

     (a) The Agent shall have received, in form and substance satisfactory to the Agent, a certificate of Borrower and of each Subsidiary signed by a Responsible Officer of Borrower and of each Subsidiary, dated as of the Borrowing Date, certifying that (aa) the representations and warranties of Borrower and each Subsidiary contained in Article IV hereof and, in all material
                                          ----------
respects, in each of the other Loan Documents to which Borrower or such Subsidiary is a party, are true and correct (both before and after giving effect to the making of such Loan or the issuing of such Letter of Credit) on and as of the Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date); (bb) no event or state of affairs which could reasonably be expected to result in a Material Adverse Effect has occurred since June 30, 1997; (cc) no Default or Event of Default then exists either before or after giving effect to the making of such Loan or the issuing of such Letter of Credit; and (dd) no new material litigation (other than Existing Litigation) is pending or, to the best knowledge of Borrower after due inquiry, threatened against Borrower or any Subsidiary and no material adverse development has occurred in any Existing Litigation.

     (b) Borrower shall have complied with the provisions of Section 2.03, 2.05
                                                             ------------------
and/or 2.06, as applicable;
       ----

     (c) The Maturity Date shall not have occurred;

     (d) The sum of the amount of the requested Borrowing, the requested Competitive Loan and/or the face amount of the requested Letter of Credit plus the Revolving Credit Outstandings shall not exceed the lesser of (i) the Available Commitment then in effect and (ii) the Designated Borrowing Base then in effect.

     (e) The making of such Loans or the issuance of such Letters of Credit shall be permitted by Requirements of Law.

      SECTION 3.03.  General.  All of the agreements, instruments, reports,
                     -------
opinions and other documents and papers referred to in this Article III (except
                                                            -----------
for the Notes and the Letters of Credit), unless otherwise expressly specified, shall be delivered to the Agent in sufficient counterparts for each of the Banks. As soon as practicable after receipt of such documents the Agent shall deliver such documents to each of the Banks.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and each Bank to enter into this Credit Agreement and to make the Loans, Borrower represents and warrants as to itself and each of its Subsidiaries, to the Agent and each Bank that the following statements are true, correct and complete.

      SECTION 4.01.  Organization; Corporate Powers. Each of Borrower and each
                     ------------------------------
of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification and good standing are necessary in order for it to conduct its business and own its properties as conducted and owned (except only for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect) and (c) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted.

      SECTION 4.02.  Authority.  Borrower has the corporate power and authority
                     ---------
and legal right to execute, deliver and perform each of the Loan Documents executed by, or to be executed by, Borrower and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder. The execution, delivery and performance of each of the Loan Documents to which Borrower is or will be a party and the consummation of the transactions contemplated thereby, and, the borrowing of funds under this Credit Agreement, have been duly approved by the board of directors of Borrower and no other corporate proceedings on the part of Borrower are necessary to consummate such transactions. This Credit Agreement constitutes, and each of the other Loan Documents to which Borrower is a party when executed and delivered by Borrower, will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 4.03.  Use of Proceeds.  Borrower's uses of the proceeds of the
                     ---------------
Loans shall be as set forth in Section 2.24.
                               ------------

      SECTION 4.04.  No Conflict.  The execution, delivery and performance by
                     -----------
Borrower and each Subsidiary of Borrower of the Loan Documents to which Borrower or such Subsidiary of Borrower is a party, the compliance by Borrower or such Subsidiary of Borrower with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (i) require any consent or approval of the stockholders of Borrower or any of its Subsidiaries, or any authorization, consent or approval by any Governmental Authority or (ii) by the lapse of time, the giving of notice or otherwise, (a) constitute a violation of any Requirement of Law binding on Borrower or such Subsidiary of Borrower or a breach of any provision contained in the articles or certificate of incorporation or bylaws of Borrower or such Subsidiary of Borrower, (b) constitute a breach of any material provision contained in any Material Contract to which Borrower or such Subsidiary of Borrower is a party or by which Borrower or such Subsidiary of Borrower is bound, or (c) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower or such Subsidiary of Borrower (other than Permitted Liens).

      SECTION 4.05.  Gas Balancing Agreements and Advance Payment Contracts.  On
                     ------------------------------------------------------
the date of this Credit Agreement (a) the net gas imbalance to Borrower and its Subsidiaries (considered in the aggregate) under all Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Oil and Gas Interests owned by Borrower or any of its Subsidiaries is bound, is not in excess of $5,000,000, and (b) the aggregate amount of all Advanced Payments received by Borrower or any of its Subsidiaries under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $5,000,000.


      SECTION 4.06.  Oil and Gas Interests.  Borrower has good and defensible
                     ---------------------
title to all Oil and Gas Interests described in the Initial Reserve Report other than Immaterial Mineral Interests, free and clear of all Liens except Permitted Liens. With the exception of Immaterial Mineral Interests, all such Oil and Gas Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Except with respect to Immaterial Mineral Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Reserves of Borrower and its Subsidiaries, Borrower's (and its Subsidiaries') share of (a) the costs for such Proved Reserves described in the Initial Reserve Report is not greater than the decimal fraction set forth in the Initial Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (b) production from, allocated to, or attributed to each such Proved Reserves is not less than the decimal fraction set forth in the Initial Reserve Report, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms. Except with respect to Immaterial Mineral Interests, each well drilled in respect of each Proved Developed Producing Hydrocarbon Reserves described in the Initial Reserve Report, (y) is capable of, and is presently, producing Hydrocarbons in commercial quantities, and Borrower is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Section 4.06, "Immaterial Mineral Interests"
                                                ----------------------------
means Oil and Gas Interests which, in the aggregate, do not represent more than five percent (5%) of the discounted present value of all Oil and Gas Interests as set forth in the Initial Reserve Report.

      SECTION 4.07.  Ownership of Properties Generally.  With respect to all
                     ---------------------------------
other properties and assets of Borrower and its Subsidiaries not covered by
Section 4.06 above, Borrower and each of its Subsidiaries have good and valid
------------
fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in Section 4.09 (a) and all assets which are used by
                              ----------------
Borrower and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Liens.

      SECTION 4.08.  No Defaults.
                     -----------

     (a) Neither Borrower nor any Subsidiary of Borrower is a party to any Contractual Obligation that has resulted or is likely to result in a Material Adverse Effect.

     (b) (i) No Default or Event of Default exists and (ii) neither Borrower nor any Subsidiary of Borrower is in default with respect to any Material Contract.

      SECTION 4.09.  Financial Position; No Material Adverse Change.
                     ----------------------------------------------

     (a) (i) Borrower has heretofore furnished to the Agent and the Banks its Consolidated balance sheet, and the related Consolidated statements of income, cash flows and stockholders' equity of Borrower and its Subsidiaries (x) as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Arthur Andersen, L.L.P., independent certified public accountants, and (y) as of and for the Fiscal Quarters ended March 31, 1997, and June 30, 1997, certified by a Responsible Officer of Borrower. Such financial statements present fairly the financial condition and results of operations of Borrower and its Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          (ii) Neither Borrower nor any Subsidiary of Borrower has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Consolidated balance sheets of (i) Borrower or (ii) Plains or as otherwise disclosed to the Banks in writing.

     (b) Borrower has disclosed to the Banks in writing any and all facts (other than matters concerning the general economy) which, in the reasonable good faith judgment of Borrower, could result in a Material Adverse Effect.

      SECTION 4.10.  Litigation; Adverse Effects.
                     ---------------------------

     (a) Except as set forth in Schedule 4.10, there are no actions, suits,
                                -------------
proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of Borrower, probable of assertion against Borrower or any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower which could reasonably be expected to result in a Material Adverse Effect.

     (b) None of the business, properties, or operations of Borrower or any Subsidiary of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance) which could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.11.  ERISA.  All currently existing Benefit Plans are listed on
                     -----
Schedule 4.11 hereto. Except as set forth on Schedule 4.11, Borrower and each of
-------------                                -------------
its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each such Benefit Plan. No Reportable Event has occurred as to which Borrower or any Subsidiary of Borrower was required to file a report with the PBGC, and the present value of all benefit liabilities under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Benefit Plans. Neither Borrower nor any Subsidiary of Borrower has any ERISA Affiliates (other than Borrower and its Subsidiaries) or Multiemployer Plans.

      SECTION 4.12.  Payment of Taxes.  Borrower has filed, and has caused each
                     ----------------
of its Subsidiaries to file, all federal, state and local tax returns and other reports required by Requirements of Law to have been filed by Borrower or such Subsidiary of Borrower and has paid (prior to delinquency) all taxes and other similar charges and assessments that are due and payable including extensions, except taxes, charges and assessments which are being diligently contested in good faith by appropriate proceedings and any Lien arising thereunder constitutes a Permitted Lien. No Responsible Officer of Borrower or any Subsidiary of Borrower has knowledge of any proposed tax assessment against Borrower or any Subsidiary of Borrower that is likely to result in a Material Adverse Effect.

      SECTION 4.13.  Environmental Matters.  Except as disclosed on Schedule
                     ---------------------                          --------
4.13 or as could not reasonably be expected to result in a Material Adverse
----
Effect:

     (a) Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws;

     (b) Borrower and each of its Subsidiaries has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such consents and permits are in full force and effect and Borrower and its Subsidiaries are in compliance with all terms and conditions of such approvals;

     (c) Neither Borrower nor any Subsidiary of Borrower nor any of the present property or operations or the past property or operations of Borrower or any Subsidiary of Borrower (including Plains and its Subsidiaries) is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release except those orders and agreements with which Borrower or such Subsidiary of Borrower has complied;

     (d) None of the operations of Borrower or any Subsidiary of Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

     (e) To the best knowledge and belief of Borrower after due inquiry with respect thereto, none of the operations of Borrower or any Subsidiary of Borrower (including Plains and its Subsidiaries) is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release;

     (f) Neither Borrower nor any Subsidiary of Borrower has been required to file any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent;

     (g) Neither Borrower nor any Subsidiary of Borrower has been required to file any notice under any applicable Environmental Law reporting a Release (other than minor or de minimis Releases);
                     -- -------

     (h) There is not now, nor, to the best knowledge and belief of Borrower has there ever been, on or in any property of Borrower or of any Subsidiary of
Borrower:

     (i) any unauthorized generation, treatment, recycling, storage or disposal of any hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent,

     (ii) any underground storage tanks or surface impoundments without proper permits,

     (iii) any asbestos-containing material, or

     (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

     (i) There have been no written commitments or agreements involving Borrower or any Subsidiary of Borrower from or with any Governmental Authority or any private entity (including, without limitation, the owner of the property or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release on or into any of the properties of Borrower or any Subsidiary of Borrower (including Plains and its Subsidiaries) or the environment (including off-site disposal of Hazardous Substances) or any Remedial Action with respect thereto;

     (j) Neither Borrower nor any Subsidiary of Borrower has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release;

     (k) Neither Borrower nor any Subsidiary of Borrower has any known liability in connection with any material Release or material threatened Release; and

     (l) After due inquiry, no Environmental Lien has attached to any properties of Borrower or any Subsidiary of Borrower.

      SECTION 4.14.  Governmental Regulation.  Neither Borrower nor any
                     -----------------------
Subsidiary of Borrower is subject to regulation under the Interstate Commerce Act, the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

      SECTION 4.15.  Disclosure.  All information contained in any financial
                     ----------
statements, certificates, exhibits, schedules, operating statements and any other written statements and written information (excluding estimates and forecasts) furnished by or on behalf of Borrower or any Subsidiary of Borrower to the Banks and the Agent, (taken as a whole) in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, were, and will be, true and correct in all material respects and do not, and will not, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.16.  Subsidiaries.  As of the Effective Date, Schedule 4.16
                     ------------                             -------------
contains a complete and accurate (a) list of all Subsidiaries of Borrower, (b) description of the issued and outstanding capital stock of each Subsidiary of Borrower and (c) the record owners of such capital stock.

      SECTION 4.17.  Solvency.  Neither Borrower nor any Subsidiary of Borrower
                     --------
(i) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party;
(ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business and (iii) is unable to perform its contingent obligations and other commitments as they mature in the normal course of business.

      SECTION 4.18.  Business.  Borrower has not conducted and is not conducting
                     --------
any business other than business relating to the exploration, development, financing, acquisition, ownership, operation, maintenance, storage, trading, transporting and marketing of the Oil and Gas Interests as currently conducted.

      SECTION 4.19.  Material Contracts.  Schedule 4.19 lists all Material
                     ------------------   -------------
Contracts to which Borrower or any of its Subsidiaries is a party or by which it or its properties is bound (including, without limitation, all amendments, supplements, waivers and other agreements amending, supplementing or otherwise modifying or clarifying such agreements) but excluding (a) the Loan Documents,
(b) agreements, documents and instruments giving rise to Oil and Gas Interests owned by Borrower and its Subsidiaries, (c) farmout agreements and agreements for the sale, purchase, processing, transportation or marketing of oil, gas or other minerals entered into in the ordinary course of business, (d) operating and joint operating agreements related to such Oil and Gas Interests, (e) agreements and plans relating to employee benefits, and (f) the Public Indenture and the Senior Notes issued thereunder, (g) the Operating Agreement, (h) the Rights Agreement and (i) the Trust Agreement. Borrower and each of its Subsidiaries have complied in all material respects with all obligations required to be performed by them under all Material Contracts, except to the extent a failure to comply could not result in a Material Adverse Effect. Borrower is not aware of any default by any other party to any Material Contract. True, correct and complete copies of all Material Contracts listed on
Schedule 4.19 have been delivered to the Agent.
-------------

      SECTION 4.20.  Licenses, Permits, Etc.  Borrower and each of its
                     ----------------------
Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Effect.

      SECTION 4.21.  Fiscal Year.  Borrower's Fiscal Year is January 1 through
                     -----------
December 31.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          So long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Required Banks shall otherwise consent in writing, Borrower covenants and agrees that:

      SECTION 5.01.  Information.  Borrower shall deliver, or cause to be
                     -----------
delivered, to the Banks at Borrower's sole expense:

     (a) As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (or fifty (50) days after the end of each Fiscal Quarter upon Borrower's timely filing with the Securities and Exchange Commission of a Notification of Late Filing on Form 12b-25 with respect to Borrower's Form 10-Q for that Fiscal Quarter), but within ninety (90) days after the end of the last Fiscal Quarter (or one hundred five (105) days after the end of the last Fiscal Quarter upon Borrower's timely filing of a Form 12b-25 with respect to Borrower's Form 10-K for that Fiscal Year) in each Fiscal Year of Borrower, the unaudited Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly period and year to date period then ended, and the related unaudited Consolidated statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and shareholders' equity for the Fiscal Year, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Agent and the Required Banks, and certified by a Responsible Officer of Borrower responsible for the administration of the finances and accounting practices of Borrower that such financial statements fairly present the Consolidated financial condition and results of operations of, respectively, Borrower and its Subsidiaries in accordance with GAAP for the fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

     (b) Within ninety (90) days after the close of each Fiscal Year of Borrower, the audited Consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related audited Consolidated statements of income, cash flows and shareholders' equity of Borrower for such Fiscal Year, setting forth the comparative figures for the preceding Fiscal Year and audited by Arthur Andersen or other independent certified public accountants of recognized national standing satisfactory to the Required Banks.

     (c) Together with the delivery of statements referred to in paragraphs (a) and (b) above, a Compliance Certificate, in form and substance satisfactory to the Agent, signed by a Responsible Officer of Borrower responsible for the administration of the finances and accounting practices of Borrower, stating that the signer has reviewed the terms of this Credit Agreement and the other Loan Documents and that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute an Event of Default or Default and stating whether or not he has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof and any corrective action taken or proposed to be taken with respect thereto. Such Compliance Certificate shall set forth the calculations required to establish the Consolidated Tangible Net Worth, the Funded Debt to Capitalization Ratio of Borrower and its Subsidiaries on a Consolidated basis for the fiscal period covered by such financial statements.

    (d) Promptly and in any event within three (3) Business Days after any Responsible Officer of Borrower obtains knowledge thereof, notice of (i) the institution of or threat in writing of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Subsidiary of Borrower not previously disclosed in writing to the Banks or any material adverse development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Banks which could reasonably be expected to result in a Material Adverse Effect, or (ii) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action Borrower has taken, are taking or propose to take with respect thereto.

    (e) promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

    (f) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission; provided, that Borrower must deliver, or cause to be delivered, any
            --------  ----
annual reports which Borrower shall have filed with the Securities and Exchange Commission, within one hundred five (105) days after the end of each Fiscal Year of Borrower, and any quarterly reports which Borrower shall have filed with the Securities and Exchange Commission, within fifty (50) days after the end of each of the first three (3) quarters of each Fiscal Year of Borrower;

    (g) promptly upon request therefor by the Agent, such title opinions and other information in either Borrower's possession or control regarding title to the Oil and Gas Interests owned by Borrower or its Subsidiaries as are appropriate to determine the status thereof;

    (h) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; (ii) Release or threatened Release which Release would impose on Borrower or any Subsidiary of Borrower a duty to report to a Governmental Authority or to pay cleanup costs or to take Remedial Action which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up and other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; or (iii) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $5,000,000 in the aggregate. Without limiting the foregoing, Borrower shall provide to the Agent, promptly upon request, copies of all environmental consultants, employees or engineers reports received by Borrower or any Subsidiary of Borrower which reflect the existence of any circumstance or condition which would require delivery of a notice or other information to the Banks pursuant to this Section
                                                                        -------
5.01(h).
-------

    (i) In the event any notification is provided by Borrower to any Bank or the Agent pursuant to Section 5.01(h) hereof or the Agent or any Bank otherwise
                  ---------------
learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm or employee of Borrower in charge of compliance with Environmental Laws reasonably acceptable to the Agent and Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to the Agent and Banks) and detailing the findings, conclusions, and recommendations of such consultant or employee of Borrower in charge of compliance with Environmental Laws. Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as, upon the reasonable request of the Required Banks, part or all remediation or curative action recommended by any such environmental consultant or employee;

    (j) Promptly (but in all events within three (3) Domestic Business Days) after any Responsible Officer becomes aware of the occurrence of any Default, a certificate of a Responsible Officer setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

    (k) Promptly notify the Banks of any material adverse change in the business, financial condition, operations or prospects of Borrower and its Subsidiaries taken as a whole; and

    (l) From time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02.  Business of Borrower.  The primary business of Borrower and
                    --------------------
its Subsidiaries on a Consolidated basis is and will continue to be the acquisition, exploration for, development, production, transportation, processing, trading, and marketing of Hydrocarbons and accompanying elements.

     SECTION 5.03.  Corporate Existence.  Borrower shall, and shall cause each
                    -------------------
of its Subsidiaries to, maintain its (i) existence and good standing in the jurisdiction of its organization or incorporation and (ii) qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for Borrower or such Subsidiary to conduct its business and own its property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION 5.04.  Right of Inspection.  Borrower will permit, and will cause
                    -------------------
each Subsidiary of Borrower to permit, any officer, employee or agent of the Agent or any of the Banks to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as the Agent or any of the Banks reasonably may desire.

     SECTION 5.05.  Maintenance of Insurance.  Borrower will maintain or cause
                    ------------------------
to be maintained, and will cause each Subsidiary of Borrower to maintain or cause to be maintained (and will use its reasonable best efforts to cause all operators of Oil and Gas Interests owned by Borrower and any of its Subsidiaries to maintain or cause to be maintained) at all times, insurance covering such risks as are customarily carried by businesses similarly situated.

     SECTION 5.06.  Payment of Taxes and Claims.  Borrower will pay, and will
                    ---------------------------
cause each of its

Subsidiaries to pay, (a) all taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, no payment of taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and any Lien arising thereunder constitutes a Permitted Lien, (ii) Borrower as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested taxes or claims are in excess of $5,000,000 (in the aggregate), Borrower has notified the Agent of such circumstances, in detail satisfactory to the Agent.

     SECTION 5.07.  Compliance with Laws and Documents.  Borrower will comply,
                    ----------------------------------
and will cause each of its Subsidiaries to comply, with all Requirements of Law, their respective certificates (or articles) of incorporation, bylaws and similar charter documents and all Material Contracts to which Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could result in a Material Adverse Effect.

     SECTION 5.08.  Operation of Properties and Equipment.  (a) Borrower will
                    -------------------------------------
maintain and operate, and will cause each of its Subsidiaries to maintain and operate, their respective Oil and Gas Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

    (b) Borrower will comply, and will cause each of its Subsidiaries to comply, in all respects with all contracts and agreements applicable to or relating to their respective Oil and Gas Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

    (c) Borrower will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, at all times, all operating equipment used with respect to their respective Oil and Gas Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

     SECTION 5.09.  Environmental Indemnity.  Except to the extent a failure to
                    -----------------------
comply would not result in a Material Adverse Effect, Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws, including, without limitation: (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of all Environmental Laws regarding generation, storage, discharge, release,
transportation, treatment and disposal of Hazardous Substances.   Borrower will
promptly pay and discharge when due, and will cause each of its Subsidiaries to promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws. Borrower hereby agrees to indemnify, defend and hold harmless the Banks, the Agent, the Competitive Bid Auction Agent and their respective agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from noncompliance with Environmental Laws or a Release or threatened Release.

     SECTION 5.10.  ERISA Reporting Requirements.  Borrower shall furnish or
                    ----------------------------
cause to be furnished to the Agent:

    (a) Promptly and in any event (i) within fifteen (15) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Benefit Plan of Borrower or any ERISA Affiliate has occurred, and (ii) within ten (10) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Benefit Plan of Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Benefit Plan of Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

    (b) Promptly and in any event within two (2) Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Benefit Plan;

    (c) Promptly and in any event within fifteen (15) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the IRS or the PBGC;

    (d) Promptly, and in any event within ten (10) Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Benefit Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon Borrower or any ERISA Affiliate, and a statement from a Responsible Officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

    (e) Notification within three (3) Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

    (f) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Benefit Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Effect.

     SECTION 5.11.  Consolidation of Assets. At such time as either (i) the
                    -----------------------
Rating of the Borrower is downgraded by both Moody's Investors Service, Inc. and
                                                                             ---
S&P to BB/Ba2 or (ii) the Rating of the Borrower is downgraded by either Moody's Investor's Service, Inc. or S&P to BB- or Ba3, as applicable, then Borrower
                         --
shall, in an orderly fashion, merge or consolidate with, or acquire substantially all of the assets of, each of the Subsidiaries marked with an "*" on Schedule 4.16, provided, however, if, in the good faith judgment of Required
   -------------  -----------------
Banks, such merger or consolidation is prevented by material legal or accounting issues or will result in a material and adverse tax or economic detriment to Borrower and its Subsidiaries, then the Borrower shall not be required to so merge or consolidate with, or acquire substantially all of the assets of, such Subsidiary. Upon the consummation of any such merger or consolidation with, or acquisition of substantially all of the assets of, such Subsidiaries pursuant to this Section 5.11, Borrower shall not thereafter reconvey, contribute or
     ------------
distribute such assets to any Subsidiary without the prior written consent of Required Banks.

     SECTION 5.12.  Additional Documents.  Borrower will cure promptly, and will
                    --------------------
cause each of its Subsidiaries to cure promptly, any defects in the creation and issuance of each Note, and the execution and delivery of this Credit Agreement and the other Loan Documents and, at Borrower's expense, Borrower shall promptly and duly execute and deliver, and cause each Subsidiary of Borrower to promptly execute and deliver, to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Borrower and each Subsidiary of Borrower in this Credit Agreement and the other Loan Documents as may be reasonably necessary or appropriate in connection therewith.


    SECTION 5.13.  Equal Security for Loans and Notes.  If any of Borrower or
                   ----------------------------------
any of its Subsidiaries shall create, incur, assume, or suffer to exist any Lien (other than Liens excepted by the provisions of Section 6.03) upon any of its
                                                ------------
assets or property, whether now owned or hereafter acquired, (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Banks), Borrower or such Subsidiary, as the case may be, shall make or cause to be made an effective provision whereby the Loans and other Obligations under this Credit Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; provided that this covenant shall not be
                                        --------
construed as consent by the Banks to any violation by Borrower or its Subsidiaries of Section 6.03 and, provided, further, that Borrower and its
                ------------      --------  -------
Subsidiaries shall not agree with any other holder of its Indebtedness (except as provided in the Public Indenture) that it shall provide equal security for such Indebtedness.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        So long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Required Banks shall otherwise consent in writing, Borrower covenants and agrees that:

     SECTION 6.01.  Indebtedness and Accommodation Obligations.  Borrower shall
                    ------------------------------------------
not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Indebtedness or Accommodation Obligations, except for:

    (a) Indebtedness and Accommodation Obligations arising hereunder and under the other Loan Documents;

    (b) Unsecured Indebtedness and Accommodation Obligations outstanding on the Effective Date and described in Schedule 6.01, in each case in a principal
                                -------------
amount at any one time outstanding not to exceed the amount set forth on
Schedule 6.01 hereof;
-------------

    (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

    (d) Current liabilities (exclusive of Indebtedness) for accounts payable and expense accruals incurred or assumed in the ordinary course of business,

provided such accounts payable have not remained unpaid for a period of ninety
--------
(90) days after the same became due unless currently being contested in good faith or by appropriate proceedings;

    (e) Liabilities for taxes, assessments, governmental charges or levies to the extent such liabilities are permitted pursuant to Section 5.06 hereof;
                                                      ------------

    (f) Unsecured liabilities incurred under Hedge Transactions permitted pursuant to Section 6.14 hereof;
            ------------

    (g) Purchase money Indebtedness in respect of property acquired by Borrower and its Subsidiaries (other than Restricted Subsidiaries) in the ordinary course of business provided, however, that the aggregate amount of all Indebtedness
            --------  -------
incurred by Borrower and its Subsidiaries pursuant to this Section 6.01(g) and
                                                           ---------------
Section 6.01(h) shall not exceed $15,000,000 at any one time outstanding;
---------------

    (h) Additional unsecured Indebtedness not permitted by subclauses (a) through (f), provided, however, that the aggregate amount of all Indebtedness
             --------  -------
incurred by Borrower and its Subsidiaries (other than Restricted Subsidiaries) pursuant to this Section 6.01(h) and Section 6.01(g) shall not exceed
                 ---------------     ---------------
$15,000,000 at any one time outstanding; and

    (i) Indebtedness and Accommodation Obligations arising under the Trust Agreement concerning (1) Borrower's obligation to advance to the Trust amounts for capital expenditures and other expenses related to the Oil and Gas Interests held by or to be held by the Trust to the extent that those expenses would be within the exceptions set forth in Section 6.01(d), 6.01(e) or 6.01(h) above if
                                   -----------------------------------
incurred directly by the Borrower, and (2) the payment of the purchase price to the Borrower and certain of Borrower's Subsidiaries for the Oil and Gas Interests transferred to the Trust, the reflection of the purchase price on the Borrower's financial statements as indebtedness, and the payments by the Trust to Borrower and FC Energy in accordance with the Trust Agreement, with the payments to FC Energy to be reflected on the Borrower's financial statements as reductions in the indebtedness recorded by Borrower upon the receipt of the purchase price and the recognition by the Borrower of interest expense, provided, however, that the purchase price payable by the Trust to the Borrower
--------  -------
upon which these amounts are based shall not exceed $20,000,000.

    It is understood and agreed that Borrower shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to, any Indebtedness or Accommodation Obligations, except for that incurred under subparagraphs (c), (d), (e), and (f) above.

     SECTION 6.02.  Restrictions on Distributions.  Borrower will not directly
                    -----------------------------
or indirectly declare or make or incur any liability to make, and Borrower will not permit any of its Subsidiaries to directly or indirectly declare or make, or incur any liability to make, Distributions in any Fiscal Quarter in excess of an amount equal to fifty percent (50%) of an amount equal to (i) the sum of the Consolidated Net Income for each of the four immediately preceding Fiscal Quarters divided by (ii) four, determined as of the last day of the immediately
         -------
preceding Fiscal Quarter. Notwithstanding the foregoing, any Subsidiary of Borrower may make Distributions to Borrower. Borrower will not enter into or become subject to, and Borrower will not permit any of its Subsidiaries to enter into, or become subject to, any agreement or order of any Governmental Authority which prohibits or restricts in any way the right of any of Borrower's Subsidiaries to make Distributions to Borrower.

     SECTION 6.03.  Negative Pledge.  Borrower will not create, incur, assume or
                    ---------------
suffer to exist, and Borrower will not permit any Subsidiary of Borrower to create, incur, assume or suffer to exist, any Lien on any asset (other than Margin Stock) of Borrower or any of its Subsidiaries other than Permitted Liens. Borrower will not enter into or become subject to, and Borrower will not permit any Subsidiary of Borrower to enter into or become subject to, any agreement (other than this Credit Agreement, the Public Indenture, the Operating Agreement and the Trust Agreement) that prohibits or otherwise restricts the right of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Agent for the benefit of the Banks on any of Borrower's or any of its Subsidiaries' assets.

     SECTION 6.04.  Consolidation, Mergers and Acquisitions; Fundamental
                    ----------------------------------------------------
Changes. Borrower shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with or acquire substantially all of the outstanding capital stock or assets of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired except for transactions in the nature of a consolidation and/or merger in which Borrower or a wholly owned Subsidiary is the surviving entity, subject in each case to the condition that immediately after such merger or consolidation and after giving effect and pro forma effect thereto for the
                                          --- -----
immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing. Borrower shall not, and shall not permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstandings, except for odd-lot repurchases of shares, repurchase of shares for use in Borrower's employee benefit plans, and the acceptance of stock as payment for the exercise of stock options.

     SECTION 6.05.  Investments.  Borrower shall not, and shall not permit any
                    -----------
of its Subsidiaries to, make, directly or indirectly, any Investments, except:

    (a) Investments existing on the date hereof and disclosed on Schedule 6.05;
                                                                 -------------

    (b) Investments consisting of Cash Equivalents;

    (c) Accounts receivable from customers in the ordinary course of business;

    (d) Investments by Borrower in wholly owned Subsidiaries;

    (e) Margin deposits in connection with any Hedge Transaction permitted pursuant to Section 6.14;
            ------------

    (f) An Investment in capital stock issued by a United States corporation provided such Investment is not a Hostile Acquisition and subject in each case to the condition that immediately after such Investment and after giving effect and pro forma effect thereto for the next succeeding twelve-month period, no
    --- -----
Event of Default or Default shall have occurred, exist or be continuing;

    (g) Acquisitions permitted under Section 6.04 hereof;
                                     ------------

    (h) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business; and

    (i) Investments not otherwise permitted hereunder in an aggregate principal amount not to exceed $10,000,000.

     SECTION 6.06.  Transactions with Affiliates.  Borrower shall not, and shall
                    ----------------------------
not permit any of its Subsidiaries to, enter into, or be a party to any transaction with any of such Person's Affiliates, officers, directors, partners, employees or stockholders who have filed a Form 13-D with the Securities and Exchange Commission, except for (i) the transactions provided for in the Loan Documents, (ii) transactions disclosed in Schedule 6.06 or (iii) transactions
                                          -------------
entered into in the ordinary course of business and pursuant to the reasonable requirements of such Person's business and upon such fair and reasonable terms as could reasonably be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

     SECTION 6.07.  Agreements.  Borrower shall not, and shall not permit any of
                    ----------
its Subsidiaries to, amend or modify any of the Material Contracts or enter into any contract, agreement or transaction which at the time such amendment, modification, contract, agreement or transaction was entered into materially and adversely affects (i) the business, property, assets, operations, condition (financial or otherwise) of Borrower or any Subsidiary of Borrower, or (ii) ability of Borrower or any Subsidiary of Borrower to perform timely its obligations under this Credit Agreement and the other Loan Documents to which it is a party.

     SECTION 6.08.  Sales of Assets.  Borrower shall not, and shall not permit
                    ---------------
any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of , whether in one transaction or in a series of transactions, any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except for (i) sales of inventory in the ordinary course of its business, (ii) sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of Borrower or such Subsidiary of Borrower, (iii) sales of assets, other than the Uinta Properties, for fair market value on an arm's length basis in an aggregate amount for Borrower and its Subsidiaries not to exceed during any six month period between Redetermination Dates, the greater of (x) $5,000,000 and (y) an amount equal to five percent (5%) of the Borrowing Base,
(iv) sales of the Uinta Properties for fair market value on an arm's length basis, (v) transfers to or by the Trust pursuant to the Trust Agreement, or (vi) transfers and conveyances of assets from the Subsidiaries of Borrower to the

Borrower as provided for in Section 5.11 and permitted under Section 6.04.
                            ------------                     ------------

     SECTION 6.09.  ERISA Compliance.  Borrower shall not, and shall not permit
                    ----------------
any of its Subsidiaries to, engage in a "prohibited transaction", as defined in
Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit Plan or knowingly consent to any other "interested party" or any "disqualified person", as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Benefit Plan maintained by Borrower or such Subsidiary of Borrower, or permit any Benefit Plan maintained by Borrower or such Subsidiary of Borrower to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the IRS; or terminate any Benefit Plan in a manner which could result in the imposition of a Lien on any property of Borrower or such Subsidiary of Borrower pursuant to Section 4068 of ERISA; or breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Benefit Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Benefit Plan which results in the imposition of a Lien on any property of Borrower or such Subsidiary of Borrower pursuant to Section 302(f) of ERISA or
Section 412(n) of the Code, if the occurrence of any of the foregoing events would constitute a Material Adverse Effect. Borrower shall not, and shall not permit any of its Subsidiaries to (nor will any trade or business, whether or not incorporated, that is a member of a group of which Borrower or such Subsidiary of Borrower is a member and which is treated as a single employer under Section 414 of the Code) sponsor, maintain or contribute to any Multiemployer Plan(s). Borrower shall not, and shall not permit any of its Subsidiaries to, become a member of any other group which is treated as a single employer under Section 414 of the Code.

     SECTION 6.10.  Sales and Leasebacks.  Borrower shall not, and shall not
                    --------------------
permit any of its Subsidiaries to, become liable, directly or by way of Accommodation Obligation, with respect to any lease or any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary of Borrower has sold or transferred or is to sell or transfer to any other Person or (ii) which Borrower or such Subsidiary of Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Borrower or such Subsidiary of Borrower to any other Person in connection with such lease.

     SECTION 6.11.  Margin Regulation.  Borrower  shall not use or permit any
                    -----------------
other Person to use any portion of the proceeds of any credit extended under this Credit Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended to the date hereof and from time to time hereafter, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

     SECTION 6.12.  Amendment to Organizational Documents.  Borrower will not
                    -------------------------------------
enter into or permit, and Borrower will not permit any of its Subsidiaries to enter into or permit, any modification or amendment of, or waive any material right or obligation of any Person under its certificate or articles of incorporation, bylaws or other charter documents other than such modifications, amendments or waivers which would not, singly or in the aggregate, result in a Material Adverse Effect.

     SECTION 6.13.  Fiscal Year; Fiscal Quarter.  Borrower shall not, and shall
                    ---------------------------
not permit any of its Subsidiaries to, change its Fiscal Year or any of its Fiscal Quarters.

     SECTION 6.14.  Hedge Transactions.  Borrower will not enter into, and
                    ------------------
Borrower will not permit any of its Subsidiaries to enter into, any Hedge Transactions which would cause the amount of Hydrocarbons which are the subject of Hedge Transactions in existence at such time to exceed (a) in the case of production from Oil and Gas Interests owned by Borrower or any of its Subsidiaries (i) one hundred percent (100%) of Borrower's and its Subsidiaries anticipated production from Proved Developed Producing Hydrocarbon Reserves during any calendar month, or (ii) eighty percent (80%) of Borrower's and its Subsidiaries anticipated production from Proved Developed Producing Hydrocarbon Reserves during any Fiscal Year and, (b) in the case of trading activities of production from properties not owned by Borrower or any of its Subsidiaries one hundred percent (100%) of the Hydrocarbons purchased or sold pursuant to third party contracts concerning the purchase and sale of Hydrocarbons by Borrower and its Subsidiaries.

    SECTION 6.15.  Financial Covenants.  From and after the Effective Date,
                   -------------------
Borrower on a Consolidated basis shall not:

        (a) Permit its Consolidated Tangible Net Worth at any time to be less
                                                                         ----
    than the sum of (i) $300,000,000 plus, if positive (i) fifty percent (50%)
                                     ----
    of Consolidated Net Income for the period from the Effective Date, plus, if
                                                                       ----
    any, (ii) seventy-five percent (75%) of the net proceeds from the sale of equity securities of Borrower and its Subsidiaries for the period from June 30, 1997, on a Consolidated basis; or

    (b) Permit its Funded Debt to exceed sixty percent (60%) of its Consolidated Capitalization at any time.

    SECTION 6.16.  Subsidiaries. Borrower shall not acquire, create or otherwise
                   ------------
allow or permit any corporation, partnership or other Person to become a Subsidiary (other than those Subsidiaries set forth on Schedule 4.16 and
                                                       -------------
permitted to exist pursuant to Section 5.11 hereof) without, in each instance,
                               ------------
the prior written consent of Required Banks.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     SECTION 7.01.  Events of Default.  Each of the following events, acts,
                    -----------------
occurrences or conditions constitutes an "Event of Default" under this Credit
                                          ----------------
Agreement:

    (a) Borrower shall fail to pay when due any payment of any principal of the Loans or any Letter of Credit Liabilities; or

    (b) (i) Borrower shall fail to pay when due the payment of any accrued interest with respect to the Loans or Letter of Credit Liabilities and such failure shall continue for five (5) Business Days; or (ii) Borrower shall fail to pay when due the payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Notes or any other Loan Document or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for five (5) Business Days after the earlier of (x) notice thereof from the Agent or any Bank to Borrower and (y) discovery thereof by Borrower; or

    (c) Borrower or any Subsidiary of Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d)(ii), 5.11, 5.13,
                                             ---------------------------------
6.01(a) through (e), 6.02, 6.03, 6.04, 6.06, 6.08, 6.09, 6.10, 6.11, 6.12, and
------------------------------------------------------------------------------
6.15 of this Credit Agreement; or
----

    (d) Borrower or any Subsidiary of Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(c), 6.01(f), (g), or
                                             ----------------------------------
(h), 6.05, 6.07, 6.13, and 6.14 of this Credit Agreement and such failure shall
-------------------------------
not have been remedied within five (5) calendar days after the earlier of (i) notice thereof from the Agent to Borrower and (ii) discovery thereof by a Responsible Officer of Borrower or such Subsidiary of Borrower; or

    (e) Borrower or any Subsidiary of Borrower shall fail to perform any term, covenant or agreement contained in this Credit Agreement other than those referenced in subsections (a), (b) or (c) of this Section 7.01 or in any other
                                                  ------------
Loan Document to which it is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Agent to Borrower and (ii) discovery thereof by a Responsible Officer of Borrower or such Subsidiary of Borrower; or

    (f) [Intentionally Deleted];

    (g) Any Termination Event occurs which would subject Borrower or any Subsidiary of Borrower, to a liability in excess of $5,000,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject Borrower or any Subsidiary of Borrower, to a liability in excess of $5,000,000; or

    (h) Any representation or warranty made or incorporated by Borrower or any Subsidiary of Borrower in any Loan Document to which such Person is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

    (i) Borrower or any Subsidiary of Borrower, shall (i) fail to pay any Indebtedness having a principal amount in excess of $15,000,000 (other than the amounts referred to in subsections (a) and (b) of this Section 7.01) owing by
                                                       ------------
such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Indebtedness or
(ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Indebtedness to become due prior to its stated maturity; or

    (j) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Agent or any Bank) or any such Person party thereto (other than the Agent or any Bank) shall deny that it has any or further liability or obligation thereunder, or the Obligations shall be subordinated for any reason; or

    (k) Borrower or any Subsidiary of Borrower shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or any such Person shall take any corporate action in furtherance of any of the actions set forth above in this Section
                                                                    -------
7.01(k); or
-------

    (l) Any proceeding of the type referred to in Section 7.01(k) is filed, or
                                                  ---------------
any such proceeding is commenced against Borrower or any Subsidiary of Borrower and such proceeding remains in effect for sixty (60) days, or any such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

    (m) A final judgment or order for the payment of money in excess of $15,000,000 and not covered by insurance shall be rendered against Borrower or any Subsidiary of Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or Borrower or any Subsidiary of Borrower shall not, within said period of thirty (30) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

    (n) (i) Any Environmental Liability shall have been asserted against Borrower or any Subsidiary of Borrower which could reasonably be expected to have a Material Adverse Effect or (ii) any Release shall have occurred, and such event could form the basis of an Environmental Liability against Borrower or any Subsidiary of Borrower which could reasonably be expected to result in a Material Adverse Effect.

THEREUPON:  (x) upon the occurrence of any Event of Default described in Section
                                                                         -------
7.01(k) or Section 7.01(l) with respect to Borrower or any Subsidiary of
-------    ---------------
Borrower (i) all of the Commitments shall automatically terminate, and Borrower shall deposit with the Agent cash equal to the aggregate face amount of all outstanding Letters of Credit issued hereunder and (ii) the entire unpaid amount of all Obligations shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower and each of its Subsidiaries and the obligation of each Bank to make any Loan, and of the Issuing Bank(s) to issue any Letters of Credit, hereunder shall thereupon terminate and (y) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, (i) by written notice to Borrower declare all of the Commitments to be terminated, whereupon all of the Commitments and the obligations of each Bank to make any Loan hereunder, and of the Issuing Bank(s) to issue any Letter of Credit, shall forthwith terminate, and Borrower shall deposit with the Agent cash equal to the aggregate face amount of all outstanding Letters of Credit issued hereunder and (ii) by written notice to Borrower declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower and each Subsidiary of

Borrower. Borrower hereby grants to the Agent for the ratable benefit of the Banks a security interest in, and Lien on, any Dollars delivered to the Agent pursuant to this Section 7.01, as security for the Obligations.
                 ------------

     SECTION 7.02.  Remedies. If any Default or Event of Default shall occur and
                    --------
be continuing, the obligations of the Banks to make Loans, and of the Issuing Bank(s) to issue Letters of Credit, under this Credit Agreement shall terminate immediately. If any Event of Default shall occur, the Agent for the ratable benefit of the Banks, may (and upon the request of the Required Banks shall) protect and enforce the Banks' rights and remedies under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Banks may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights and remedies and powers conferred upon the Agent and/or the Banks under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     SECTION 7.03.  Indemnity. Borrower  shall indemnify the Agent, the
                    ---------
Competitive Bid Auction Agent, and each Bank and each Affiliate thereof and their respective directors, officers, employees, shareholders and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all
    ----------
losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever that are asserted against an Indemnitee by any Person if such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements arise out of or result from (i) any use by Borrower of the proceeds of any extension of credit by the Banks hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or arising out of or based upon any Loan Document or any of the transactions contemplated by any Loan Document, and Borrower shall reimburse such Indemnitee, within ten (10) Business Days after receipt of a composite statement of account for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements which are proximately caused by such Indemnitee. Without prejudice to the survival of any other Obligations of Borrower hereunder and the other Loan Documents, the Obligations of Borrower under this Section 7.03 shall survive the termination of
                                   ------------
this Credit Agreement, the payment in full of the Obligations and/or assignment of the Notes.

                                 ARTICLE VIII

                                  THE AGENTS

     SECTION 8.01.  Authorization and Action.  (a) The general administration of
                    ------------------------
the Loan Documents and any other documents contemplated by this Credit Agreement shall be by the Agent or its designees. The administration of the competitive bid process as set forth in Section 2.06 hereof and the Competitive Loans shall
                            ------------
be by the Competitive Bid Auction Agent or its designees. Each of the Banks authorizes the Agent to take such actions on its behalf and to exercise such powers and to perform such duties as are expressly delegated to the Agent by the terms of this Credit Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Each of the Banks authorizes the Competitive Bid Auction Agent to take such actions on its behalf and to exercise such powers and to perform such duties as are expressly delegated to the Competitive Bid Auction Agent by the terms of this Credit Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, neither the Agent nor the Competitive Bid Auction Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Competitive Bid Auction Agent shall be read into this Credit Agreement or otherwise exist against the Agent or the Competitive Bid Auction Agent..

    (b) Except with respect to the Borrower pursuant to Section 8.06, the
                                                        ------------
provisions of this Article VIII are solely for the benefit of the Agent and the
                   ------------
Competitive Bid Auction Agent (herein sometime collectively referred to as the "Agents" and individually as an "Agent") and the Banks, and neither Borrower nor
-------                          -----
any Subsidiary of Borrower shall have any rights as a third party beneficiary or otherwise under, or be bound by, the provisions of this Article VIII.

    (c) In performing their respective functions and duties hereunder and under the other Loan Documents, the Agents shall act solely as an agent of the Banks and neither of the Agents assumes nor shall either of the Agents be deemed to have assumed any obligation or relationship of trust or agency with or for Borrower, any Subsidiary of Borrower or any of their respective successors and assigns.

     SECTION 8.02.  Agent's Reliance; Exculpatory Provisions, Etc.  (a) Neither
                    ---------------------------------------------
of the Agents nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by such Agent or them under or in connection with this Credit Agreement or the other Loan Documents (i) with the consent or at the request of the Required Banks or if required under Section 9.01, all of the Banks or (ii) in the absence
                           ------------
of such Agent's or their own gross negligence or willful misconduct (it being the express intention of each of the Agents and the Banks that the Agents and their respective directors, officers, agents and employees shall have no liability for actions and omissions under this Section 8.02 resulting from their
                                               ------------
sole ordinary or contributory negligence). Without limitation of the generality of the foregoing, the Agents: (i) may treat the payee of each Note as the holder thereof until the Agent receives an Assignment and Acceptance from such payee in accordance with the terms of Section 9.10; (ii) may consult with legal
                                      ------------
counsel (including counsel to Borrower), independent public accountants and other experts selected by such Agent and shall not be liable for any action taken or omitted to be taken in good faith by such Agent in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Credit Agreement or the other Loan Documents; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Credit Agreement or the other Loan Documents or to inspect the property (including the books and records) of Borrower or its Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall incur no liability under or in respect of this Credit Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by such to be genuine and signed or sent by the proper party or parties, (vii) shall incur no liability to any Bank or the Issuing Bank(s) as a result of any act or failure to act in respect of a Letter of Credit that would not form the basis for liability against the Agent acting either as the Agent or the Issuing Bank(s) with respect to such Letter of Credit, in an action between the Agent, in either such capacity, and either the customer arranging for such Letter of Credit, the beneficiary thereof or the holder of the draft drawn thereunder and (viii) the provisions of this Section 8.02 shall survive the
                                             ------------
termination of this Credit Agreement and/or the payment or assignment of any of the Obligations. Each of the Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Required Banks (or if required under Section 9.01, all of the Banks) as such
                                     ------------
Agent deems appropriate or such Agent shall first be indemnified to such Agent's satisfaction by the Banks against any and all liability and expense (other than that resulting from such Agent's own gross negligence or willful misconduct) which may be incurred by such Agent by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement and the other Loan Documents in accordance with a request of the Required Banks or all of the Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes.

    (b) Neither of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Banks on account of the failure or delay in performance or breach by any of the other Banks or Borrower or any Subsidiary of Borrower or any of their respective Obligations under this Credit Agreement, the Notes, the Loan Documents or any related agreement or document or in connection herewith or therewith.

     SECTION 8.03.  The Agents in their Individual Capacity and Affiliates.
                    ------------------------------------------------------
With respect to its Commitment, any of the Loans made by it and/or the Note issued to it as a Bank, TCB shall have the same rights and powers under this Credit Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not an Agent. The terms "Bank" or "Banks" shall,
                                                     ----      -----
unless otherwise expressly indicated, include the Agent in its individual capacity. TCB, Chase and their respective Affiliates may accept deposits from, lend money, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, its Subsidiaries and/or any Person who may do business with or own securities of Borrower or any Subsidiary of Borrower, all as if it were not an Agent hereunder and without any duty to account therefor to the other Banks.

     SECTION 8.04.  Bank Credit Decision.  Each Bank acknowledges and agrees
                    --------------------
that it has, independently and without reliance upon either of the Agents or any other Bank and based on the financial
statements referred to in Section 4.09 and such other documents and information
                          ------------
as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon either of the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents.

     SECTION 8.05.  Indemnification and Reimbursement.  Neither Agent shall  be
                    ---------------------------------
required to take any action hereunder or to prosecute or defend any suit in respect of this Credit Agreement or the other Loan Documents unless indemnified to such Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to either of the Agents shall become impaired, such Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify each of the Agents (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against either of the Agents in any way relating to or arising out of this Credit Agreement or any action taken or omitted by such Agent under this Credit Agreement or the other Loan Documents (including, without limitation, any action taken or omitted under Article II of this Credit Agreement); provided, that no
                       ----------                            --------
Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION 8.05, TO
                                                       ------------
INDEMNIFY THE AGENTS RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM SUCH AGENT'S ORDINARY OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse each of the Agents promptly upon demand for such Agent's ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Credit Agreement and the other Loan Documents to the extent that such Agent is not reimbursed for such expenses by Borrower. The provisions of this Section
                                                                         -------
8.05 shall survive the termination of Credit Agreement and/or the payment or
----
assignment of any of the Obligations.

     SECTION 8.06.  Successor Agents.  Either of the Agents may resign at any
                    ----------------
time by giving written notice thereof to the Banks and Borrower and may be removed as an Agent at any time for cause by (i) the Required Banks or (ii) at the request of Borrower with the concurrence of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint from among the Banks a successor Agent (with the consent of Borrower which shall not be unreasonably withheld or delayed, provided that if an Event of Default shall have occurred and be continuing the consent of Borrower need not be obtained). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and with the concurrence of Borrower, appoint a successor Agent, which shall be an Eligible Assignee. Upon the acceptance of any appointment as an Agent hereunder and under the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as such Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent's resignation or removal as an Agent hereunder and under the other Loan Documents, the provisions of this Article VIII shall inure to its benefit as to
                                  ------------
any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement and the other Loan Documents.

     SECTION 8.07.  Notice of Default.  Neither of the Agents shall be deemed to
                    -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Bank or Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If either of the Agents receives such a notice, such Agent shall promptly give notice thereof to the Banks; provided, however, if such notice is received from a Bank, such Agent
       --------  -------
also shall give notice thereof to Borrower. The Agents shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.01 and Section 8.02.
                          ------------     ------------

     SECTION 8.08.  Delegation of Duties.  Either of the Agents may execute any
                    --------------------
of such Agent's duties under this Credit Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither of the Agents shall be responsible to the Banks for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.


                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Amendments and Waivers.  Neither this Credit Agreement or
                    ----------------------
any other Loan Document to which Borrower or any Subsidiary is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (x) is in writing, (y) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory, and (z) with respect to the Banks, is signed by the Required Banks (if the Banks are a party thereto) or by the Agent with the consent of the Required Banks (if the Agent is a party thereto and the Banks are not); provided no such amendment, supplement, waiver
                                --------
or other modification shall do any of the following unless signed by all of the Banks (if the Banks are a party thereto) and by the Agent with the consent of all of the Banks (if the Agent is a party thereto and the Banks are not):

    (i) extend the Maturity Date, the date of payment of any principal, interest or fees, or Letter of Credit Liabilities, or the date of payment of any required principal prepayment;

    (ii) reduce the amount of any principal, interest, Letter of Credit Liabilities, or fees, the rate of interest paid with respect to any unpaid principal, interest or fees, or the amount of any fee payable to the Banks hereunder;

    (iii) change the amount of any Commitment of any Bank;

    (iv)  amend, modify, or waive any of the conditions set forth in Article III
                                                                     -----------
          (other than any condition which refers therein to the Required Banks);

    (v) amend, modify or waive any provision which calls for the consent of, the approval of, or direction from all of the Banks;

    (vi)  amend, modify or waive any provision of this Section 9.01 or the
                                                       ------------
          definition of Required Banks; or

    (vii) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Credit Agreement or any other Loan Document;

and provided, further, without the prior written consent of the Agent, no such
    --------  -------
amendment, supplement, waiver or modification shall amend, supplement, waive or otherwise modify any provision of Article VIII or any other provision of any
                                  ------------
Loan Document if the effect thereof is to affect the rights or duties of the Agent; and provided, further, that no amendment, waiver or consent shall, unless
           --------  -------
in writing and signed by the Issuing Bank(s) in addition to the Banks required above to take such action, affect the rights and duties of the Issuing Bank(s) with respect to the Letters of Credit and the Letter of Credit Applications, if any, outstanding under this Credit Agreement. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Banks, the Agent, all future holders of the Notes and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

     SECTION 9.02.  Notices, Etc.  Notices, consents, requests, approvals,
                    ------------
demands and other communications (collectively "Communications") provided for
                                                --------------
herein shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

        If to Borrower or any of its Subsidiaries, to it at:
            Barrett Resources Corporation
            1515 Arapahoe Street
            Tower 3, Suite 1000
            Denver, Colorado 80202
            Telephone Number:  (303) 572-3900
            Telecopy Number: (303) 629-8270
            Attention: Mr. R. W. Howard

        If to the Agent, to it at:
            Texas Commerce Bank National Association
            2200 Ross Avenue, 3rd Floor
            Dallas, Texas  75202
            Telephone Number:  (214) 965-2583
            Telecopy Number:    (214) 965-2389
            Attention: Dale H. Hurd
                       Senior Vice President

        If to any Bank, as specified on the signature pages hereto or in the appropriate Assignment and Acceptance pursuant to Section 9.10.
                                                          ------------

All Communications, except as otherwise expressly provided in the Loan Documents, must be in writing and must be mailed, telecopied or delivered, to the appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 9.02 and (b) any notice, request,
                                 ------------
demand, direction, or other communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, any notice, request, demand, direction, or other communication required or permitted by any Loan Document given in compliance with this Section
                                                                         -------
9.02 shall be effective when received or delivered.  When used in any Loan
----
Document, the term "telecopy" or "telecopied" shall include a transmission by electronic mail or facsimile machine.

     SECTION 9.03.  No Waiver; Remedies Cumulative.  No failure on the part of
                    ------------------------------
the Agent or any Bank or any holder of a Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, its Subsidiaries, or any of them and the Agent or any Bank or any holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of any steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04.  Costs, Expenses and Taxes.  (a) Borrower agrees to pay
                    -------------------------
within ten (10) Business Days after presentation of a composite statement of account: all reasonable out-of-pocket costs and expenses of the Agent in connection with (i) the negotiation, preparation, distribution, execution and delivery of this Credit Agreement, the Notes and the other Loan Documents and the documents and instruments referred to therein, (ii) the syndication, management and agenting of the Loans, (iii) the Agent's review and due diligence (including, without limitation, the review of the material Oil and Gas Interests) and (iv) the negotiation, preparation, distribution, execution and delivery of any amendment, supplement, modification, waiver or consent relating to any of the Loan Documents to which Borrower or any Subsidiary of Borrower is a party (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel).

    (b) Borrower shall pay all reasonable out-of-pocket costs and expenses of the Agent and each Bank in connection with (i) the preservation of their rights under, and enforcement of, the Loan Documents to which Borrower or any Subsidiary of Borrower is a party and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of legal counsel), and (ii) any workout, restructuring or rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to Borrower or any Subsidiary of Borrower (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Banks and allocated costs of internal counsel).

    (c) Borrower shall pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or such Bank) to pay such taxes.

    (d) Without prejudice to the survival of any other obligations of Borrower hereunder, under the other Loan Documents, the obligations of Borrower under this Section 9.04 shall survive the termination of this Credit Agreement and the
     ------------
payment in full of the Obligations for a period of six (6) months.

     SECTION 9.05.  Right of Setoff.  In addition to any rights now or hereafter
                    ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, to the fullest extent permitted by law and without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Indebtedness at any time owing, by such Bank (including, without limitation, by Affiliates, branches or agencies of such Bank wherever located) to or for the credit or the account of Borrower against any of and all the Obligations, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 2.21, and all other claims of any
                                   ------------
nature or description arising out of or in connection with this Credit Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand under this Credit Agreement or the Notes or other Loan Documents and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Such Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 9.05 are in addition to other rights and
                        ------------
remedies (including, without limitation, other rights of setoff) which the Banks may have. Notwithstanding any other provisions of this Credit Agreement, the provisions of this Section 9.05 (except for the provisions of this sentence)
                   ------------
will not apply to any amounts held by Borrower or any Subsidiary of Borrower for the benefit of working interest owners and/or royalty owners for the purpose of paying ad valorem taxes, development costs and/or operating costs or for the purpose of making distributions to the revenue interest owners of revenues from various Oil and Gas Interests.

     SECTION 9.06.  Governing Law.  This Credit Agreement, the Notes and, unless
                    -------------
otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by Borrower, the Agent and the Banks under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States. Without limitation of the foregoing, nothing in this Credit Agreement, the Notes or any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agent, the Banks and Borrower further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent
                                       --------  -------
permitted by such Article, the Agent may from time to time by notice from the Agent to Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Credit Agreement or the Notes issued hereunder.

     SECTION 9.07.  Interest.  Each provision in this Credit Agreement and each
                    --------
other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, any Note or any other Loan Document to the contrary notwithstanding, with respect to each Note Borrower shall never be required to pay unearned interest on such Note or ever be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to such Note would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Borrower with respect to such Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by Borrower with respect to such Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by Borrower or any interest paid by Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Notes with the excess thereof, if any, refunded to Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Note held by it, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being the Bank's "Maximum
                                                                         -------
Permissible Rate"), shall be made, to the extent permitted by usury laws
----------------
applicable to such Bank (now or hereafter enacted), by (a) characterizing any non-principal payment as an expense, fee or premium rather than as interest and
(b) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Note all interest at any time contracted for, charged or received by such Bank in connection therewith.

     SECTION 9.08.  Survival of Representations and Warranties.  All
                    ------------------------------------------
representations, warranties and covenants contained or incorporated herein or made in writing by Borrower or any Subsidiary of Borrower in connection herewith shall survive the execution and delivery of this Credit Agreement, the Notes and the other Loan Documents.

     SECTION 9.09.  Binding Effect.  This Credit Agreement shall become
                    --------------
effective when it shall have been executed by Borrower, the Agent and each of the Banks and shall be binding upon and inure to the benefit of Borrower and the Banks and their respective successors and assigns, whether so expressed or not, provided, that the undertaking of the Banks to make Loans to Borrower shall not
--------
inure to the benefit of any successor or assign of Borrower.

     SECTION 9.10.  Successors and Assigns; Participations.  (a) Whenever in
                    --------------------------------------
this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the Agent or the Banks that are contained in this Credit Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all of the Banks.

    (b) Each of the Banks may, without the consent of Borrower or the Agent, sell participation to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement and the other Loan Documents, including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note held by it (in respect of any such Bank, the "Credit
                                                                        ------
Exposure"); provided, however, that (i) such Bank's obligations under this
--------
Credit Agreement and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided, however, that such Bank shall retain the sole right
                --------  -------
and responsibility to enforce the obligations of Borrower relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement or any other Loan Document; and provided, further, such Bank may grant participant rights, as between such
    --------  -------
Bank and its participant(s), with respect to amendments, modifications or waivers with respect of any fees payable hereunder (including, without limitation, the amount and the dates fixed for the payment of any such fees) or the amount of principal, or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on the Loans, and (iv) such Bank shall disclose in writing to the Agent the number of participating banks or other entities and the dollar amount of each such participation. Each Bank also agrees that it shall retain the right (but shall have no obligation) to buy back any participating interest sold by it from the holder thereof if such holder refuses to consent to any proposed amendment, modification, supplement or waiver of this Credit Agreement or any other Loan Document.

    (c) With the prior written consent of the Agent and Borrower, which consents shall not be unreasonably withheld, each of the Banks may assign to one or more Eligible Assignees, and without the consent of the Agent and Borrower, each of the Banks may assign to a Bank, all or a portion of its Credit Exposure; provided, however, that (i) each such assignment shall be of a constant, and not
--------  -------
a varying, percentage of the assigning Bank's Credit Exposure, i.e., any such assignment shall include a constant percentage of, inter alia the rights and
                                                   ----- ----
obligations of such assigning Bank with respect to the Commitment, the Loans,
(ii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment, (iii) the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $10,000,000 and (iv) if the assigning Bank has retained any Commitment hereunder, such assigning Bank's remaining Commitment shall be at least $10,000,000 after giving effect to such assignment. Upon (i) the execution and delivery to the Agent of such Assignment and Acceptance by the assigning Bank, the purchasing bank or other entity and Borrower, (ii) the payment by the assigning Bank or the purchasing bank or other entity of a processing and recordation fee of $2,500 and (iii) the acceptance and recording of such Assignment and Acceptance in the Register by the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be (unless otherwise agreed among the Agent, the assigning Bank and the purchasing Bank or entity) at least five Business Days after the date of acceptance and recording by the Agent, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance have the rights and obligations of a Bank hereunder and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement and the other Loan Documents (and, in the case of an assignment covering all of the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement and the other Loan Documents, such assigning Bank shall cease to be a party hereto).

    (d) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Bank or any Affiliate (provided that such Affiliate meets the definition of Eligible Assignee) thereof, all or any part of its Credit Exposure. Borrower, the Agent and the Banks agree that to the extent of any assignment the assignee Bank shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 2.21 as it would have had if it were a Bank hereunder;
            ------------
provided that Borrower and the Agent shall be entitled to continue to deal
--------
solely and directly with the assignor Bank in connection with the interests so assigned to the assignee Bank unless and until such assignee Bank becomes a purchasing Bank pursuant to clause (c) above.

    (e) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such assigning Bank, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement and the other Loan Documents of the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary of Borrower, the performance or observance of their respective obligations under this Credit Agreement, any Loan Document, any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Credit Agreement together with copies of the most recent financial statements delivered pursuant to Section 4.09 or Section 5.01 and such
                                           ------------    ------------
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents; (v) such Eligible Assignee appoints and authorizes the Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Loan Documents are required to be performed by it as a Bank and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

    (f) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the

"Register").  The entries in the Register shall be conclusive, in the absence of
---------
manifest error, and Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

    (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with any Note subject to such Assignment and Acceptance, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Banks and Borrower. Within five (5) Business Days after receipt of such notice, Borrower, the Assigning Bank and the Agent shall make the appropriate arrangements for the execution and delivery by Borrower to the Agent in exchange for the surrendered Note, a replacement Note payable to the order of such Eligible Assignee in an aggregate amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any of its Commitment hereunder, a replacement Note payable to the order of the assigning Bank in an aggregate amount equal to the Commitment retained by it. Such replacement Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note and shall be dated the date of the surrendered Note which they replace and shall otherwise be in substantially the form of Exhibit C hereto, as appropriate and shall contain specific language stating that such replacement Note is given in exchange for and substitution of the surrendered Note and that the Indebtedness evidenced by the surrendered Note constitutes the same indebtedness evidenced by the replacement Note. Canceled Notes shall be returned as soon as practical to Borrower marked "Replaced."

    (h) Notwithstanding any other language in this Credit Agreement, any Bank may at any time assign all or any portion of its rights under this Credit Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

    (i) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.10 disclose to the assignee or participant or
                 ------------
proposed assignee or participant, any information relating to Borrower or any Subsidiary of Borrower furnished to such Bank by or on behalf of Borrower or by or on behalf of Borrower or any Subsidiary of Borrower; provided, that prior to
                                                        --------
any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrower or any Subsidiary of Borrower received from such Bank and shall execute and deliver a Confidentiality Agreement substantially in the form of Exhibit K attached hereto.
                             ---------

     SECTION 9.11.  Separability.  Should any clause, sentence, paragraph or
                    ------------
section of this Credit Agreement or any other Loan Document be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Credit Agreement or such other Loan Document, as the case may be, and the parties hereto agree that the part or parts of this Credit Agreement or such Loan Document so held to be invalid, unenforceable or void will be deemed to have been stricken here from or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

     SECTION 9.12.  Confidentiality.  Each Bank and the Agent acknowledge that
                    ---------------
any information furnished to it directly by Borrower is and shall be confidential unless designated otherwise by Borrower (however, such Bank or the Agent may disclose or furnish any or all of such information to its employees, officers, board members, auditors, counsel, agents and Affiliates after informing them of the confidential nature of such information), and each Bank and the Agent agrees that (i) it will maintain, and direct its employees, officers, board members, auditors, counsel, agents and Affiliates to maintain, the confidentiality of such information, (ii) it will not disclose, and will direct its employees, officers, board members, auditors, counsel, agents and Affiliates not to disclose, in any event such information to any third party (except as herein set forth) and (iii) it will not use, and will direct its employees, officers, board members, auditors, counsel, agents or Affiliates not to use such information for any purposes other than as contemplated by this Credit Agreement; provided, however, that such Bank or the Agent or its
                  --------  -------
employees, officers, board members, auditors, counsel, agents or Affiliates may disclose any such information that is (i) in the public domain or that becomes part of the public domain after the execution hereof, as a result of filing or recording with any Governmental Authority or for any other reason other than as a result of any action of a Bank or the Agent or their respective employees, officers, board members, auditors, counsel, agents or Affiliates, (ii) in the possession of such Bank or the Agent as a result of disclosure by a third party, except to the extent that the Person making such disclosure is aware that such third party is bound by a confidentiality obligation to Borrower, (iii) required in such Bank's or the Agent's good faith judgment to be disclosed in order to comply with any applicable Requirement of Law, in order to comply with legal process, or in order to comply with the request of any Governmental Authority having authority or purported authority to regulate the Agent or such Bank, (iv) permitted to be disclosed to an Eligible Assignee or prospective Eligible Assignee pursuant to Section 9.10(i) or (v) disclosed in connection with any
                     ---------------
suit or other proceeding brought by the Agent or such Bank against Borrower or any Subsidiary of Borrower or by Borrower or any Subsidiary of Borrower against the Agent or such Bank. Each Bank and the Agent agrees that if it is required pursuant to this Section 9.12(iii) to disclose any confidential information,
                 -----------------
such Bank or the Agent will notify Borrower of the applicable Requirement of Law and the date on which a response to the same is due from it, as soon as practical upon the Agent's becoming aware that disclosure of previously confidential information is a significant possibility, provided that this
                                                       --------
applicable Requirements of Law to make to any Governmental Authority having authority to regulate the Agent or such Bank.

     SECTION 9.13.  Marshaling; Recapture.  Neither the Agent nor any Bank shall
                    ---------------------
be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or its estate, trustee, receiver, custodian or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

     SECTION 9.14.  Representation by the Banks.  Each of the Banks represents
                    ---------------------------
that it is the present intention of such Bank to acquire its Note for its own account or for the account of its Affiliates and not with a view to the distribution or sale thereof, subject, nevertheless to the necessity that such Bank remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Loans as commercial lending transactions.

     SECTION 9.15.  No Third Party Beneficiaries.  The agreement of each Bank to
                    ----------------------------
make its Loans on the terms and conditions set forth in this Credit Agreement, is solely for the benefit of Borrower and its Subsidiaries, and no other Person (including any obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of Borrower) shall have any rights hereunder, as against the Agent or any Bank, under any other Loan Document, or with respect to the Loans or the proceeds thereof.

     SECTION 9.16.  Execution in Counterparts.  This Credit Agreement may be
                    -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9.17.  Jurisdiction; Consent to Service of Process.  (a) Borrower
                    -------------------------------------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Harris County, Texas, in any action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court, or to the extent permitted by law, in such Federal court in Harris County, Texas. Each party to this Credit Agreement irrevocably consents to the service of process out of any Texas State court or Federal court of the United States of America sitting in Harris County, Texas in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 9.02. Borrower
                                                     ------------
agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law subject to applicable appeal rights. Nothing in this Credit Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the Loan Documents against Borrower or any Subsidiary of Borrower or its respective properties in the courts of any other jurisdiction.

    (b) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any Texas State or Federal court sitting in Harris County, Texas. Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.18.  Credit Agreement Governs Conflicts.  To the fullest extent
                    ----------------------------------
possible, the terms and provisions of the Loan Documents shall be read together with the terms and provisions of this Credit Agreement so that the terms and provisions thereof do not conflict with the terms and provisions of this Credit Agreement; provided, however, notwithstanding the foregoing, in the event that
           -----------------
any of the terms of provisions of the Loan Documents conflict with any terms or provisions of this Credit Agreement, the terms or provisions of this Credit Agreement shall govern and control for all purposes, provided that the inclusion of additional terms and provisions, supplemental rights or remedies in favor of the Agent in any Loan Document shall not be deemed to be a conflict with this Credit Agreement.

     SECTION 9.19.  FINAL AGREEMENT OF THE PARTIES.  THIS CREDIT AGREEMENT
                    ------------------------------
(INCLUDING THE EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER OR ANY OF ITS SUBSIDIARIES IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  BORROWER

                                  BARRETT RESOURCES CORPORATION

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  THE AGENT

                                  TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION,
                                  In its capacity as the Agent for the Banks


                                  By:___________________________________________
                                  Name: Dale S. Hurd
                                  Title: Senior Vice President


                                  THE COMPETITIVE BID AUCTION
                                      AGENT

                                  THE CHASE MANHATTAN BANK
                                  In its capacity as the Competitive Bid Auction
                                   Agent for the Banks


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

COMMITMENTS                       BANKS

$56,250,000                       TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION

                                  By:___________________________________________
                                  Name: Dale S. Hurd
                                  Title: Senior Vice President


$56,250,000                       NATIONSBANK OF TEXAS, N.A.

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


$45,000,000                       BANK OF MONTREAL, HOUSTON AGENCY

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

$37,500,000                       BANKBOSTON, N. A.

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

$35,000,000                       THE FIRST NATIONAL BANK OF CHICAGO

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

$20,000,000                       U.S. BANK NATIONAL ASSOCIATION
                                     D/B/A COLORADO NATIONAL BANK

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                                                   Schedule 4.19

                               Material Contracts

    1. Indenture dated as of February 1, 1997 between Borrower and Bankers Trust Company, as Trustee concerning the issuance of 7.55% Senior Notes due 2007 in the aggregate principal sum of $150,000,000.

    2. The Trust Agreement.

    3. No other Material Contracts exist as defined in the Revolving Credit Agreement other than of the type specifically excluded in Section 4.19 of the Revolving Credit Agreement.

                                                                   Schedule 6.05



                              EXISTING INVESTMENTS



1. Barrett Resources Corporation's membership interest in the Barrett Piceance LLC pursuant to the Operating Agreement dated March 28, 1997 between Barrett Resources Corporation and VECO Drilling, Inc.

2. Barrett Resources Corporation's interest in the Barrett 1997 Trust created or to be created pursuant to the Trust Agreement for the Barrett 1997 Trust entered into or to be entered into between and among FC Energy Finance I, Inc., a wholly owned subsidiary of the First National Bank of Chicago, Barrett Resources Corporation, and certain of Barrett Resources Corporation's subsidiaries.

                                                                   Schedule 6.01

                             EXISTING INDEBTEDNESS

        Indebtedness evidenced by the Senior Notes issued by Borrower pursuant to the Public Indenture; provided, that the aggregate outstanding principal
                             --------
    amount of the Indebtedness thereunder shall not exceed $150,000,000. As use herein, the term "Senior Notes" means the 7.55% Senior Notes due 2007 issued by Barrett Resources Corporation, a Delaware corporation, pursuant to the Public Indenture.